As filed with the Securities and Exchange Commission on April 29, 2025

Registration Statement No. 333-282048

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	1389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 601, No. 1 Shui’an South Street

Chaoyang District, Beijing, 100012

People’s Republic of China

+86-(10) 8494-5799 — telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Benming Zhang, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary St. Richmond, Virginia 23219 Telephone: +1 (804) 771-5700	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road Suite 260 Vienna, Virginia 22182 Telephone: (703) 919-7285

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 29, 2025

RECON TECHNOLOGY, LTD

Up to 12,121,213 Class A Ordinary Shares

12,121,213 Common Warrants to Purchase up to an aggregate of 12,121,213 Class A Ordianry Shares (and up to an aggregate of 12,121,213 Class A Ordinary Shares issuable upon the exercise of the Common Warrants)

We are offering on a “reasonable best efforts” basis up to $20.0 million of Class A ordinary shares (“Class A Shares” or “Shares”) of Recon Technology, Ltd at an assumed public offering price of $1.65 per Share, which is the last reported sale price of our Class A Shares on The Nasdaq Capital Market.

Our Shares are being offered together with warrants, or “Common Warrants,” to purchase up to 12,121,213 Shares. Each Share will be sold together with one Common Warrant. Each Common Warrant has an exercise price of $1.65 per Share (representing 100% of the assumed public offering price per Share to be sold in this offering) and will expire on the third anniversary of the original issuance date. Because we will issue a Common Warrant for each Share sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the Shares sold.

Our Shares and Common Warrants can only be purchased together in this offering but will be issued separately. Shares issuable from time to time upon exercise of the Common Warrants are also being offered by this prospectus.

The public offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price. The assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

There is no established public trading market for the Common Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Common Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Our Class A Shares are listed on the Nasdaq Capital Market under the symbol “RCON.” On April 25, 2025, the last reported sale price of our Class A Shares on the Nasdaq Capital Market was $1.65 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 28 to read about factors you should consider before buying our securities.

We are a Cayman Islands holding company. We are not a Chinese operating company, and do not conduct business operations directly in China. All China operations are conducted by our subsidiaries established in the People’s Republic of China (“PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”), and by our contractual arrangements with variable interest entities, or “VIEs,” and the VIEs’ subsidiaries located in China. This is an offering of the securities of the Cayman Islands holding company, which does not conduct operations. This structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies, pursuant to which U.S. GAAP accounting rules require us to consolidate such VIEs’ financial results in our financial statements. VIE structures are generally used where Chinese law prohibits direct foreign investment in the operating companies. Investors may never directly hold equity interests in the Chinese operating companies. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to Recon Technology, Ltd, a Cayman Islands exempted limited company, together with our subsidiaries. “Our subsidiaries” refer to Recon Investment Ltd., Recon Hengda Technology (Beijing) Co. Ltd., Shandong Recon Renewable Resources Technology Co., Ltd., and Guangxi Recon Renewable Resources Technology Co., Ltd., or Recon-IN, Recon-BJ, Recon-SD, and Recon-GX, respectively. “VIEs” refers to the PRC variable interest entities and their subsidiaries (Nanjing Recon Technology Co., Beijing BHD Petroleum Technology Co., Gan Su BHD Environmental Technology Co. Ltd, Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd., and Qing Hai BHD New Energy Technology Co. Ltd., Future Gas Station (Beijing) Technology, Ltd., or “Nanjing Recon,” “BHD,” “Gan Su BHD,” “HH BHD,” “Qing Hai BHD,” and “FGS” respectively). You are not investing in Nanjing Recon, BHD, Gan Su BHD, HH BHD, Qing Hai BHD, or FGS. Instead, we entered into certain contracts (the “VIE Agreements”) dated April 1, 2019, which are used to provide investors exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. A wholly foreign-owned entity (“WFOE”) is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon-BJ is a WFOE wholly owned by us through our subsidiary, Recon-IN, a Hong Kong limited company. As a result of our direct ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE for accounting purposes.

Currently, we mainly conduct our business through the VIEs, Nanjing Recon, BHD and their respective subsidiaries by means of Contractual Arrangements. Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations regarding VIEs and the VIE structure, including but not limited to regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIEs. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and as a result the value of Securities may depreciate significantly or become worthless. At the time of this filing, the Contractual Agreements have not been tested in a court of law.

For U.S. GAAP purposes, each VIE has its own operating cash flow. Cash flow between our Company and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in purchase of materials and payment of operating expenses and investments. In addition, the VIEs occasionally make payments on our behalf when we experience a cash shortage.  For the fiscal years ended June 30, 2024 and 2023, the net cash transferred from the Company to the VIEs were RMB84,211,565 and RMB69,562,912, respectively. There was no cash transferred from the VIEs to the Company or fees paid on behalf of the Company by the VIEs during the years ended June 30, 2024 and 2023. Neither we nor the VIEs have present plans to distribute earnings or settle amounts owed under the Contractual Agreements. Cash in the VIEs are expected to be retained for business growth and operation. No dividends or distributions have been declared to pay to us from our subsidiaries or the VIEs. No dividends or distributions were made to any U.S. investors.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company’s and VIEs’ operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the PRC State Internet Information Office, along with 12 other authorities of the PRC, jointly issued a revised version of the Cybersecurity Review Measures (the “CAC Revised Measures”). The CAC Revised Measures took effect on February 15, 2022,which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Furthermore, the Chinese education sector is going through a series of reforms and new laws and guidelines have been recently promulgated and released to regulate our industry.   As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange because the Company and the VIEs are not involved in the education industry and do not maintain data of more than 1 million users; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook.

Our Securities may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021 and referred to the House Committee on Financial Services. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Enrome LLP is not subject to the Determination Report issued on December 16, 2021.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (“CSRC”) and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which went into effect on March 31, 2023. Pursuant to Article 16 of the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. As advised by Jingtian & Gongcheng, our PRC counsel, we were not required to complete the filing procedures pursuant to the Trial Measures for our initial public offering because we completed our initial public offering and listing prior to September 30, 2023. However, we intend to conduct subsequent offerings in the U.S., and therefore, we are required to complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures for each subsequent offering. These requirements specify that when a listed issuer conducts subsequent offerings in the same stock market, the issuer shall file with the CSRC within three working days after such offering is completed.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the initial offering. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

Our auditor is currently subject to PCAOB inspections, and the PCAOB is able to inspect our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, has been inspected by the PCAOB on a regular basis and subject to PCAOB inspection. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Enrome LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA Act, as the same may be amended, or if the agreement between the PCAOB and the CSRC on August 26, 2022 does not succeed, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 28.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. This offering may be closed without further notice to you and will terminate on the first date that we enter into a placement agent agreement to sell the securities offered hereby. We expect to close the offering on [●], 2025 but the offering will be terminated by [●], 2025, provided that the closing of the offering has not occurred by such date, and may not be extended. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We have engaged AC Sunshine Securities LLC (“ACSS”) as our placement agent in connection with this offering. We refer to ACSS as the “placement agent” in this prospectus. The placement agent is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The securities will be offered at a fixed price and are expected to be issued in a single closing. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

	Per Share	Total
Public offering price	$1.65	$20,000,001.45
Placement agent fees (5%)(1)	$0.083	$1,006,060.68
Proceeds, before expenses, to us	$1.567	$18,993,940.77

(1)

We have agreed to pay the placement agent a cash fee equal to 5.0%. We have also agreed to reimburse the placement agent for certain of their offering-related expenses. See “Plan of Distribution” beginning on page 55 of this prospectus for a description of the compensation to be received by the placement agent.

Delivery of the securities is expected to be made on or about              , 2025, subject to customary closing conditions.

Placement Agent

AC Sunshine Securities LLC

The date of this prospectus is [___], 2025.

About This Prospectus

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

This prospectus is part of a registration statement on Form F-1 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by us. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies sponsored by the Company or third parties, independent industry publications and other publicly available information. Many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, all references in this prospectus to “Recon,” “we,” “us,” “our,” “the Company” or similar words refer to Recon Technology, Ltd, a Cayman Island holding company, together with our subsidiaries, Recon Investment Ltd. (“Recon-IN”), Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”), Shandong Recon Renewable Resources Technology Co., Ltd. (“Shandong Recon”), and Guangxi Recon Renewable Resources Technology Co., Ltd. (“Guangxi Recon”). Separately, “VIEs” refers to the PRC variable interest entities and their subsidiaries (Beijing BHD Petroleum Technology Co., Ltd. (“BHD”), Nanjing Recon Technology Co., Ltd. (“Nanjing Recon”), Future Gas Station (Beijing) Technology, Ltd. (“FGS”), Gan Su BHD Environmental Technology Co. Ltd. (“Gan Su BHD”), Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd. (“HH BHD”), and Qing Hai BHD New Energy Technology Co. Ltd. (“Qing Hai BHD”),  respectively).

Prospectus Summary

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Company Overview

We are a Cayman Islands holding company with subsidiaries established in the People’s Republic of China (“PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”). Our subsidiaries have contractual arrangements with PRC variable interest entities, or “VIEs,” and the VIEs’ subsidiaries. These VIEs are Chinese companies that provide hardware, software, and on-site services to companies in the petroleum mining, extraction and sales of refined oil industry in the PRC. To this end, our company and our subsidiaries, Recon Investment Ltd. (“Recon-IN”) and Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”) are contractually engaged with the following PRC VIE companies and their subsidiaries: Beijing BHD Petroleum Technology Co., Ltd. (“BHD”), Future Gas Station (Beijing) Technology, Ltd. (“FGS”), Nanjing Recon Technology Co., Ltd. (“Nanjing Recon”), Gan Su BHD Environmental Technology Co. Ltd. (“Gan Su BHD”), Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd. (“HH BHD”), and Qing Hai BHD New Energy Technology Co. Ltd. (“Qing Hai BHD”) (collectively, the “Domestic Companies”), which provide services designed to automate and enhance the extraction of and facilitate the sale of petroleum products.

We entered into the waste plastic chemical recycling business through two new wholly-owned subsidiaries, Shandong Recon Renewable Resources Technology Co., Ltd. (“Shandong Recon”) which was established on October 10, 2023, and Guangxi Recon Renewable Resources Technology Co., Ltd. (“Guangxi Recon”) on February 22, 2024 through Recon-IN to serve customers located in Shandong and Guangxi provinces.

We believe that one of the most important advancements in China’s petroleum industry has been the automation of significant segments of the exploration and extraction process. The Domestic Companies’ automation products and services allow petroleum mining and extraction companies to reduce their labor requirements and improve the productivity of oilfields. The Domestic Companies’ solutions allow our customers to locate productive oilfields more easily and accurately, improve control over the extraction process, increase oil yield efficiency in tertiary stage oil recovery, and improve the transportation of crude oil.

Recent Developments

Since the Company effected an one-for-eighteen reverse share split on May 1, 2024, the Company received a letter dated May 22, 2024 from the Listing Qualifications Hearings Department of Nasdaq notifying the Company that (i) the Company’s bid price deficiency had been cured and (ii) the Company was in compliance with all applicable listing standards. Accordingly, the Compliance Letter provided that the Company’s scheduled hearing had been determined to be moot and had been cancelled, and the Company’s ordinary shares will continue to be listed and traded on The Nasdaq Capital Market. As previously reported, on April 27, 2023, Recon Technology Ltd. received a written notice (the “Initial Notice”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for 30 consecutive business days preceding the date of the Notice, the bid price of the Company’s ordinary shares had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to the Minimum Bid Price Rule. The Company was provided 180 calendar days, or until October 24, 2023, to regain compliance with the Minimum Bid Price Rule. On October 25, 2023, the Staff granted an additional 180 calendar days, or until April 22, 2024 to regain compliance with the Minimum Bid Price Rule.

Additionally, as previously disclosed, on April 23, 2024 the Company received a subsequent written notice from the Staff indicating that the Staff had determined to delist the Company’s securities from The Nasdaq Capital Market based upon the Company’s continued non-compliance with the $1.00 bid price requirement unless the Company timely requested a hearing before the Nasdaq Hearings Panel. The Company timely requested a hearing before the Panel, and a hearing was scheduled.

On March 29, 2024, the Company’s shareholders approved to effect a reverse share split of the Company’s Class A Shares at the ratio of one-for-eighteen with the market effective date of May 1, 2024 (the “2024 Reverse Split”). In connection with the 2024 Reverse Split, on March 29, 2024 the Company’s shareholders also approved and authorized the Company’s registered office service agent to file a Fourth Amended and Restated Memorandum and Articles of Association with the Cayman Islands Registrar of Companies which included a change in the Company’s authorized share capital ultimately from: US$15,725,000 divided into 150,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0925 each, and 20,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0925 each, to: US$58,000 divided into 500,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each and 80,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each by way of (a) the 2024 Reverse Split; (b) the creation of additional Class A Ordinary Shares and Class B Ordinary Shares; (b) a subdivision of all Shares at a ratio of 1-for- 17,349.9459325; and (c) a capital reduction by way of the cancellation of certain authorised but unissued Class A Ordinary Shares (collectively, the “2024 change in capital structure”).

On March 11, 2024, Recon announced two recently awarded bids from a newly developed oilfield-industry customer for the supply of electronic components and materials used in oilfield production. The total value of these contracts exceeds US$3 million and represents a significant milestone for the Company.

On March 4, 2024, the Company that it had participated in the 2024 Plastics Recycling Conference in Grapevine, Texas. At the conference, Recon showcased its solutions for low value plastic chemical recycling, including its solution on waste plastic collection and treatment, basic processing and techniques, factory construction progress and expected production capacity, and main outputs of the process.

On January 31, 2024, the Company entered into a securities purchase agreement, pursuant to which the Company agreed to sell securities to various purchasers in a private placement transaction. Pursuant to the securities purchase agreement, the Company agreed to transfer, assign, set over and deliver to the purchasers and the purchasers agree, severally and not jointly, to acquire from the Company in the aggregate 100,000,000 of the Company’s Class A ordinary shares at USD$0.11 per share for USD$11,000,000. On February 2, 2024, the Company closed the private placement.

On December 14, 2023, the Company entered into a Warrant Purchase Agreement with certain accredited investors (the “Sellers”) pursuant to which the Company agreed to buy back an aggregate of 17,953,269 warrants from the Sellers, and the Sellers agreed to sell the Warrants back to the Company. These Warrants were sold to these Sellers in two previous transactions that closed on June 16, 2021, and March 14, 2023. The purchase price for each Warrant was $0.25, and the terms of each Warrant Purchase Agreement were substantially identical. Maxim Group LLC acted as the exclusive advisor in connection with the Warrant Purchase Agreement between the Company and the Sellers. The Company agreed that if the Company repurchased any other warrants prior to June 14, 2024 at a higher purchase price per Warrant than the purchase price per Warrant stated in the Warrant Purchase Agreement, then the Company shall pay Sellers the difference between the purchase prices per Warrant. Similarly, if the Company enters into or announces any Fundamental Transactions as defined in the Warrants, and the Black-Scholes Value is a purchase price per Warrant that is higher than the purchase price per Warrant stated in the Warrant Purchase Agreement, then the Company shall pay Sellers the difference between the Black-Scholes Value purchase price per Warrant and the stated purchase price per Warrant in the Warrant Purchase Agreement.

Products and Services

The Domestic Companies have historically provided products and services mainly to oil and gas field companies, which focus on the development and production of oil and natural gas. The products and services described below correlate to the numbered stages of the oilfield production system graphical expression shown below.

The following list shows the Domestic Companies’ products and services. The first three items are covered by the (1) automation product and software segment and (2) equipment and accessories segment. The last item is covered by the oilfield environmental protection segment.

Equipment for Oil and Gas Production and Transportation

•	High-Efficiency Heating Furnaces (as shown above by process “3”). Crude petroleum contains certain impurities that must be removed before the petroleum can be sold, including water and natural gas. To remove the impurities and to prevent solidification and blockage in transport pipes, companies employ heating furnaces. BHD researched, developed and implemented a new oilfield furnace that is advanced, highly automated, reliable, easily operable, safe and highly heat-efficient (90% efficiency).

•	Burner (as shown above by process “5”). The burner BHD provides has the following characteristics: high degree of automation; energy conservation; high turn-down ratio; high security and environmental safety.

Automation System and Service

•	Pumping Unit Controller. Refers to process “1” above. Functions as a monitor to the pumping unit, and also collects data for load, pressure, voltage, startup and shutdown control.

•	RTU Used to Monitor Natural Gas Wells. Collects gas well pressure data.

•	Wireless Dynamometer and Wireless Pressure Gauge. Refers to process “1” above. These products replace wired technology with cordless displacement sensor technology. They are easy to install and significantly reduce the working load associated with cable laying.

•	Electric Multi-Way Valve for Oilfield Metering Station Flow Control. Refers to process “2” above. This multi-way valve is used before the test separator to replace the existing three valve manifolds. It facilitates the electronic control of the connection of the oil lead pipeline with the separator.

•	Natural Gas Flow Computer System. Flow computer system used in natural gas stations and gas distribution stations to measure flow.

•	Recon SCADA Oilfield Monitor and Data Acquisition System. Recon SCADA is a system which applies to the oil well, measurement station, and the union station for supervision and data collection.

•	EPC Service of Pipeline SCADA System. A service technique for pipeline monitoring and data acquisition after crude oil transmission.

•	EPC Service of Oil and Gas Wells SCADA System. A service technique for monitoring and data acquisition of oil wells and natural gas wells.

•	EPC Service of Oilfield Video Surveillance and Control System. A video surveillance technique for controlling the oil and gas wellhead area and the measurement station area.

•	Technique Service for “Digital Oilfield” Transformation. Includes engineering technique services such as oil and gas SCADA system, video surveillance and control system and communication systems.

Waste Water and Oil Treatment Products and Services

•	Oilfield sewage treatment. It is for oilfield waste water treatment solutions, related chemicals and onsite services customized to clients’ requirement. The Domestic Companies have also developed proprietary equipment and aim to manufacture in the future.

•	Oily sludge disposal. This business line provides engineering services of oily sludge disposal in Gan Su province.

•	Residual oil recovery service. This business line assists oilfield companies recover residual oils, including aged oil and spilled oil through our unique formula and equipment to enhance the profitability for oilfield companies.

Platform Outsourcing Services: Intelligent marketing system and digitalization solution for gas stations

•	Gas Station operation and management solution. This business provides new technical applications and data operations solutions and related services to gas stations of oil companies. It can also help gas stations export API ports to external parties for cooperation.

New Business

Beginning in early calendar year 2023, we have commenced a new business segment in the chemical recycling of low-value plastics. We have signed purchase intentions with some multinational and local chemical companies, and based on these demands, we have started the construction of our plants. Beginning in the second half of calendar year 2023, we purchased land and began applying for various access documents and construction permits. We expect the plant to be ready for production and operation in 2025.

Our Corporate Structure

The following charts summarize our corporate legal structure and identify our subsidiaries, the VIEs and their subsidiaries as of the date of this prospectus.

Recon Technology, Ltd.
(Cayman Islands)
100% ownership
Recon Investment Ltd./Recon-IN
(Hong Kong)
Outside Mainland China
Inside Mainland China
100% ownership
100% ownership
100% ownership
Recon Hengda Technology (Beijing) Co., Ltd. /Recon-BJ
Shandong Recon Renewable Resources Technology Co., Ltd /Recon-SD
Guangxi Recon Renewable Resources Technology Co., Ltd /Recon-GX
VIE Agreements
VIE Agreements
Nanjing Recon Technology Co., Ltd. /Nanjing Recon
Beijing BHD Petroleum Technology Co., Ltd. /BHD
25.5% ownership*
25.5% ownership*
100% ownership
Future Gas Station (Beijing) Technology, Ltd. / FGS
Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd. /HH BHD
19% ownership
51% ownership
75% ownership
Gan Su BHD Environmental Technology Co. Ltd. /Gan Su BHD
Qing Hai BHD New Energy Technology Co. Ltd. /Qing Hai BHD

*51% collectively owned.

Contractual Arrangements

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in petroleum businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. In 2008, to protect our shareholders from possible future foreign ownership restrictions, Mr. Shenping Yin and Mr. Guangqiang Chen (the “Founders”) signed a series of agreements with Recon-JN, BHD and Nanjing Recon, so Recon-JN became the primary beneficiary of BHD and Nanjing Recon for accounting purposes.

On April 1, 2019, as part of our planned organizational restructuring, Recon-BJ entered into a series of VIE agreements with BHD and Nanjing Recon, respectively, under the same terms and conditions as that of the VIE agreements previously entered into by Recon-JN. As a result, the VIEs were effectively transferred from Recon-JN to Recon-BJ.

Exclusive Technical Consulting Service Agreement

Pursuant to the exclusive technical consulting service agreement between Recon-BJ and each of BHD and Nanjing Recon dated April 1, 2019, Recon-BJ has the exclusive right to provide each of BHD and Nanjing Recon with technical support services, consulting services and other services, including granting use rights of intellectual property rights, software services, network support, database support, hardware services, technical support, employee training, research and development of technology and market information, business management consulting, marketing and promotion services, customer management and services, lease hardware and device, and the others necessary for each of BHD and Nanjing Recon’s needs. In exchange, Recon-BJ is entitled to a service fee that equals 90% of the expected profits of BHD and Nanjing Recon. Recon-BJ bears all the economic risk of losses. In addition to the services fee, each of BHD and Nanjing Recon may reimburse all reasonable costs, reimbursed payments and out-of-pocket expenses, paid or incurred by Recon-BJ in connection with its performance.

Under the exclusive technical consulting service agreement, without Recon-BJ’s prior written consent, each of BHD and Nanjing Recon agrees not to engage in any transaction which may materially affect its asset, business, employment, obligation, right or operation.

The exclusive technical consulting service agreement remains effective, unless terminated pursuant to the exclusive technical consulting service agreement or upon the written notice of Recon-BJ. Recon-BJ, BHD, and Nanjing Recon have deferred their respective service fees because each of BHD and Nanjing Recon have reported losses. Recon-BJ continues to accrue the payment obligations arising from the service fees. Above all else, these certain contractual arrangements are in keeping with corporate formalities to distinguish our operations in connection with Recon-BJ and the VIEs and their subsidiaries.

Exclusive Equity Interest Purchase Agreement

Pursuant to the amended and restated exclusive equity interest purchase agreement dated April 1, 2019, among Recon-BJ, each of BHD and Nanjing Recon and the shareholders who owned all the equity interests of each of BHD and Nanjing Recon, such shareholders grant Recon-BJ an exclusive right to purchase their equity interests in each of BHD and Nanjing Recon. The purchase price shall be the lowest price then permitted under applicable PRC laws. Recon-BJ or its designated person may exercise such right at any time to purchase all or part of the equity interests in each of BHD and Nanjing Recon until it has acquired all equity interests of each of BHD and Nanjing Recon, which is irrevocable during the term of the agreement.

The amended and restated exclusive equity interest purchase agreement remains in effect until all equity interests held by the shareholders have been transferred or assigned to Recon-BJ and/or any other person designated by Recon-BJ. However, Recon-BJ has the right to terminate these agreements unconditionally upon giving prior written notice to each of BHD and Nanjing Recon at any time.

Equity Interest Pledge Agreement

Pursuant to the amended and restated equity interest pledge agreement among the shareholders then who owned all the equity interests of each of BHD and Nanjing Recon dated April 1, 2019, such shareholders pledge all of the equity interests in each of BHD and Nanjing Recon to Recon-BJ as collateral to secure the obligations of each of BHD and Nanjing Recon under the exclusive technical consulting service agreement and the amended and restated exclusive equity interest purchase agreement. The shareholders of each of BHD and Nanjing Recon are prohibited or may not transfer the pledged equity interests without prior consent of Recon-BJ unless transferring the equity interests to Recon-BJ or its designated person in accordance with the amended and restated exclusive equity interest purchase agreement.

The amended and restated equity interest pledge agreement shall come into force the date on which the pledged interests is recorded, under each of BHD and Nanjing Recon’s register of shareholders and is registered with competent administration for industry and commerce of each of BHD and Nanjing Recon until all of the liabilities and debts to Recon-BJ have been fulfilled completely by each of BHD and Nanjing Recon. Each of BHD and Nanjing Recon and the shareholders who owned all the equity interest of each of BHD and Nanjing Recon shall not terminate this agreement in any circumstance for any reason.

As of the date of this prospectus, the equity structures of BHD and Nanjing Recon have been modified, subject to obtaining the necessary prior consent of Recon-BJ. The relevant entities are in the process of amending their existing equity interest pledge agreements and updating the corresponding equity pledge registrations with the competent authorities.

Shareholders’ Power of Attorney

Pursuant to the shareholders’ amended and restated power of attorney, all dated April 1, 2019, the shareholders of each of BHD and Nanjing Recon gives Recon-BJ irrevocable proxies to act on their behaves on all matters pertaining to each of BHD and Nanjing Recon and to exercise all of their rights as shareholders of each of BHD and Nanjing Recon, including the right to execute and deliver shareholder resolutions, to dispose any or all equity interests, to nominate, elect, designate, or appoint officers and directors, to supervise company’s performance, to approve submission of any registration documents, to attend shareholders meetings, to exercise voting rights and all of the other rights, to take legal actions against the harmful actions by directors or officers, to approve the amendments to the articles of association of the company, and any other rights under the articles of association of the company. The amended and restated power of attorney shall remain in effect while the shareholders of each of BHD and Nanjing Recon hold the equity interests in each of BHD and Nanjing Recon.

Based on the foregoing Contractual Arrangements, which authorize Recon-BJ to receive all of the VIEs’ expected residual returns, we account for each of BHD and Nanjing Recon as a VIE. Accordingly, we consolidate the accounts of each of BHD and Nanjing Recon, in accordance with Regulation S-X-3A-02 promulgated by the SEC and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Because we do not directly hold equity interest in the VIEs, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Class A Shares may depreciate significantly or become worthless.

Our Contractual Arrangements have not been tested in a court of law and may be less effective in providing control over each of BHD and Nanjing Recon than direct ownership. See “Risk Factors - We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership in providing operational control.” for more details.

We may also be subject to sanctions imposed by PRC regulatory agencies including the Chinese Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations. See “Risk Factors — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” for more details.

We are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our Class A Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. See “Risk Factors - We conduct our business through BHD, Nanjing Recon and their respective subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

Permission Required from the PRC Authorities for the VIEs’ Operation

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our Class A Shares to foreign investors. In addition, we, our subsidiaries, or the VIEs are not required to obtain permission or approval from the PRC authorities including CSRC or Cyberspace Administration of China for the VIEs’ operation, nor have we, our subsidiaries, or VIEs applied for or received any denial for the VIEs’ operation. The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen administration over illegal securities activities and the need to strengthen supervision with respect to overseas listings of Chinese companies. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may be announced or implemented with little or no advance notice. If we were required to obtain approval in the future, any failure to obtain such approval may materially and adversely impact our results of operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

Under the VIE Agreements, as a legal matter, if the VIEs or the Registered Shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. We may face challenges enforcing these contractual agreements due to legal uncertainties and jurisdictional limits. It is uncertain whether we, as a Cayman Islands exempted limited company, would be able to enforce (directly or through Recon-BJ) the VIE Agreements with the Domestic Companies in a court of law in China, either in in an action directly in China or in seeking to enforce a foreign judgment in China. The costs of seeking to enforce such VIE Agreements could be substantial, and the outcome of such litigation might not result in Recon enforcing such VIE Agreements. If such VIE Agreements were not enforced, investors in Recon could see the value of their securities decrease in value or become worthless.

Transfer of Cash in the VIEs

We are an exempted limited company incorporated in the Cayman Islands. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted limited company, we will be dependent on receipt of funds from our Wholly Foreign Owned Enterprise (“WFOE”). A WFOE is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”) is a WFOE wholly owned by Recon Investment Ltd. (“Recon-IN”), a Hong Kong limited company, which in turn is wholly owned by us.

Under the Exclusive Technical Consultation and Service Agreements signed between Recon-BJ and the VIEs, Recon-BJ is entitled to 90% of the expected profits of the VIEs in exchange for providing exclusive technical consulting services to the VIEs. Recon-BJ also bears all the economic risk of losses. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to its shareholders only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, according to the current effective laws in Cayman Islands and Hong Kong, the resident companies could pay dividends to their shareholders. And there are no foreign exchange restrictions on these two areas. Therefore, Recon-BJ can distribute the income obtained under the Contractual Arrangement to Recon-IN in the form of dividends, with Recon-IN in turn distributing such revenues to us in the form of dividends, with we in turn would distribute such revenues to U.S. investors in the form of dividends.

Each VIE has its own operating cash flow. Cash flow between our Company and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in purchase of materials and payment of operating expenses and investments. In addition, the VIEs occasionally make payments on our behalf when we experience a cash shortage. For the six months ended December 31, 2024 and 2023, the net cash transferred from the Company to the VIEs were RMB1,768,224 and RMB64,916,652. For the fiscal years ended June 30, 2024 and 2023, the net cash transferred from the Company to the VIEs were RMB84,211,565 and RMB69,562,912, respectively. There was no cash transferred from the VIEs to the Company or fees paid on behalf of the Company by the VIEs during the six months ended December 31, 2024, the six months ended December 31, 2023, the years ended June 30, 2024 and 2023.  Neither we nor the VIEs have present plans to distribute earnings or settle amounts owed under the Contractual Agreements. Cash in the VIEs are expected to be retained for business growth and operation. No dividends or distributions have been declared to pay to us from our subsidiaries or the VIEs. No dividends or distributions were made to any U.S. investors. For a description of our corporate structure and VIE contractual arrangements, see “Our Corporate Structure.” See also “Risk Factors – Risks Related to Our Corporate Structure.”

U.S. Dollar as the Functional Currency under FASB ASC 830-10-45-4

The functional currency of the Company, as a Cayman Islands entity, is the U.S. Dollar. Management has determined that the intercompany receivable is denominated in U.S. Dollars for several reasons: first, our functional currency (as the Cayman Islands entity) is the U.S. Dollar; and second, the inter-company receivable is ultimately paid in U.S. Dollars. Although transactions involving the Domestic Companies may involve the RMB from time to time, the transactions are ultimately denominated in U.S. Dollars to reflect our functional currency. For these reasons, because our functional currency is the U.S. Dollar, and because the inter-company receivables are ultimately paid in U.S. Dollars, we believe there are no exchange rate fluctuations as the parent company.

Foreign Exchange Risk

Our Domestic Companies, and Recon-BJ classify the RMB as their functional currencies. Because our functional currency, as the Cayman Islands entity, is the U.S. Dollar, we are exposed to foreign exchange risks from fluctuations with the exchange rates among the U.S. Dollar and the RMB. Notwithstanding that Domestic Companies conduct operations and transactions in RMB, we ultimately believe that there should not be any U.S. Dollar/RMB exchange rate fluctuations because the inter-company receivable is denominated in U.S. Dollars. Thus, the transactions and operations reported by the Domestic Companies are ultimately paid in U.S. Dollars as the inter-company receivables, which reflect our functional currency in U.S. Dollars as the parent company. See “Risk Factors – Risks Related to Our Corporate Structure - There are possible economic risks posed by foreign exchange rate fluctuations between the U.S. Dollar and RMB.”

Select Condensed Financial Statements on Consolidated VIEs

The following table below provides a condensed consolidating schedule depicting the financial position, cash flows, and results of operations for the parent, the consolidated VIEs, and any eliminating adjustments separately as of the same dates and for the same periods for which audited consolidated financial statements are required.

SELECTED UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

	For the Six Months Ended December 31, 2024
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥42,069,270	¥—	¥42,069,270
Cost of Revenue	—	—	28,714,468	—	28,714,468
Gross Profit	—	—	13,354,802	—	13,354,802
Operating expenses	11,962,691	2,128,779	26,163,114	—	40,254,584
Loss from operations	(11,962,691)	(2,128,779)	(12,808,312)	—	(26,899,782)
Other income (expenses), net	5,836,235	10,560	324,997	—	6,171,792
Loss from subsidiaries	—	(12,343,654)	—	12,343,654	—
Loss from VIEs	(14,461,873)	—	—	14,461,873	—
Income tax expenses	—	—	1,609	—	1,609
Net loss	(20,588,329)	(14,461,873)	(12,484,924)	26,805,527	(20,729,599)
Non-controlling interest	—	—	(141,270)	—	(141,270)
Net Loss Attributable to Recon Technology, Ltd	¥(20,588,329)	¥(14,461,873)	¥(12,343,654)	¥26,805,527	¥(20,588,329)

	For the Six Months Ended December 31, 2023
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥45,256,672	¥—	¥45,256,672
Cost of Revenue	—	—	33,150,930	—	33,150,930
Gross Profit	—	—	12,105,742	—	12,105,742
Operating expenses	11,698,953	1,562,826	21,646,029	—	34,907,808
Loss from operations	(11,698,953)	(1,562,826)	(9,540,287)	—	(22,802,066)
Other income (expenses), net	(2,901,475)	(54,157)	2,745,888	—	(209,744)
Loss from subsidiaries	—	(6,336,611)	—	6,336,611	—
Loss from VIEs	(7,953,594)	—	—	7,953,594	—
Income tax expenses (benefit)	—	—	96,041	—	96,041
Net loss	¥(22,554,022)	¥(7,953,594)	¥(6,890,440)	¥14,290,205	¥(23,107,851)
Non-controlling interest	—	—	(553,829)	—	(553,829)
Net Loss Attributable to Recon Technology, Ltd	¥(22,554,022)	¥(7,953,594)	¥(6,336,611)	¥14,290,205	¥(22,554,022)

	For the Year Ended June 30, 2024
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥68,854,280	¥—	¥68,854,280
Cost of Revenue	—	135,705	47,841,131	—	47,976,836
Gross Profit	—	(135,705)	21,013,149	—	20,877,444
Operating expenses	44,012,602	3,200,926	45,301,827	—	92,515,355
Loss from operations	(44,012,602)	(3,336,631)	(24,288,678)	—	(71,637,911)
Other income (expenses), net	16,452,789	(778,939)	4,528,251	—	20,202,101
Loss from subsidiaries	—	(18,195,846)	—	18,195,846	—
Loss from VIEs	(22,311,446)	—	—	22,311,446	—
Income tax expenses	—	30	—	—	30
Net loss	(49,871,259)	(22,311,446)	(19,760,427)	40,507,292	(51,435,840)
Non-controlling interest	—	—	(1,564,581)	—	(1,564,581)
Net Loss Attributable to Recon Technology, Ltd	¥(49,871,259)	¥(22,311,446)	¥(18,195,846)	¥40,507,292	¥(49,871,259)

	For the Year Ended June 30, 2023
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥67,114,378	¥—	¥67,114,378
Cost of Revenue	—	—	48,247,395	—	48,247,395
Gross Profit	—	—	18,866,983	—	18,866,983
Operating expenses	50,352,631	1,343,355	36,503,732	—	88,199,718
Loss from operations	(50,352,631)	(1,343,355)	(17,636,749)	—	(69,332,735)
Other income (expenses), net	16,224,783	343,437	(8,693,538)	—	7,874,682
Loss from subsidiaries	—	(24,039,535)	—	24,039,535	—
Loss from VIEs	(25,039,453)	—	—	25,039,453	—
Income tax expenses	—	—	18,339	—	18,339
Net loss	(59,167,301)	(25,039,453)	(26,348,626)	49,078,988	(61,476,392)
Non-controlling interest	—	—	(2,309,091)	—	(2,309,091)
Net Loss Attributable to Recon Technology, Ltd	¥(59,167,301)	¥(25,039,453)	¥(24,039,535)	¥49,078,988	¥(59,167,301)

SELECTED UNAUDITED CONDENSED CONSOLIDATING  BALANCE SHEETS

	As of December 31, 2024
	Recon
	Technology,
	Ltd.
	(Cayman	Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)	subsidiaries (PRC)	Eliminations	Total
Cash and cash equivalents	¥74,929,137	¥46,486,909	¥23,868,345	¥—	¥145,284,391
Restricted cash	—	—	8,123	—	8,123
Short-term investments	—	—	—	—	—
Other current assets	198,920,232	23,055,209	111,927,144	—	333,902,585
Intercompany receivables	377,505,218	157,079,860	—	(534,585,078)	—
Total current assets	651,354,587	226,621,978	135,803,612	(534,585,078)	479,195,099
Investments in subsidiaries and VIEs	(161,500,924)	—	—	161,500,924	—
Benefits through VIEs and VIE’s subsidiaries	—	(143,155,175)	—	143,155,175	—
Other non-current assets	—	15,819,340	46,699,593	—	62,518,933
Total non-current assets	(161,500,924)	(127,335,835)	46,699,593	304,656,099	62,518,933
Total Assets	489,853,663	99,286,143	182,503,205	(229,928,979)	541,714,032
Intercompany payables	—	265,189,953	269,395,125	(534,585,078)	—
Other liabilities and accrued liabilities	1,316,803	356,114	63,266,165	—	64,939,082
Total Liabilities	1,316,803	265,546,067	332,661,290	(534,585,078)	64,939,082
Class A ordinary shares, $0.0001 U.S. dollar par value, 500,000,000 shares authorized; 7,987,959 shares and 7,987,959 shares issued and outstanding as of June 30, 2024 and December 31, 2024, respectively	99,634	—	—	—	99,634
Class B ordinary shares, $0.0001 U.S. dollar par value, 80,000,000 shares authorized; 7,100,000 shares and 20,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2024, respectively	14,038	—	—	—	14,038
Additional paid-in capital	686,830,523	—	4,759,000	(4,759,000)	686,830,523
Retained earnings	(236,751,485)	(140,429,122)	(125,332,930)	265,762,052	(236,751,485)
Accumulated other comprehensive income	38,344,150	(25,830,802)	(17,822,245)	43,653,047	38,344,150
Total Shareholders’ Equity	488,536,860	(166,259,924)	(138,396,175)	304,656,099	488,536,860
Non-controlling interests	—	—	(11,761,910)	—	(11,761,910)
Total Liabilities and Equity	¥489,853,663	¥99,286,143	¥182,503,205	¥(229,928,979)	¥541,714,032

	As of June 30, 2024
	Recon
	Technology,
	Ltd.
	(Cayman	Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)	subsidiaries (PRC)	Eliminations	Total
Cash and cash equivalents	¥16,473,018	¥58,161,122	¥35,357,534	¥—	¥109,991,674
Restricted cash	—	—	848,936	—	848,936
Short-term investments	88,091,794	—	—	—	88,091,794
Other current assets	170,158,947	13,263,107	125,157,390	—	308,579,444
Intercompany receivables	375,736,992	157,821,815	—	(533,558,807)	—
Total current assets	650,460,751	229,246,044	161,363,860	(533,558,807)	507,511,848
Investments in subsidiaries and VIEs	(145,408,577)	—	—	145,408,577	—
Benefits through VIEs and VIE’s subsidiaries	—	(129,879,588)	—	129,879,588	—
Other non-current assets	—	15,044,379	29,833,287	—	44,877,666
Total non-current assets	(145,408,577)	(114,835,209)	29,833,287	275,288,165	44,877,666
Total Assets	505,052,174	114,410,835	191,197,147	(258,270,642)	552,389,514
Intercompany payables	—	264,135,617	269,423,190	(533,558,807)	—
Other liabilities and accrued liabilities	2,497,637	432,795	58,525,185	—	61,455,617
Total Liabilities	2,497,637	264,568,412	327,948,375	(533,558,807)	61,455,617
Class A common stock, $0.0001 U.S. dollar par value,500,000,000 shares authorized; 2,306,295 shares and 7,987,959 shares issued and outstanding as of June 30, 2023 and June 30, 2024, respectively*	99,634	—	—	—	99,634
Class B common stock, $0.0001 U.S. dollar par value, 80,000,000 shares authorized; 7,100,000 shares and 7,100,000 shares issued and outstanding as of June 30, 2023 and June 30, 2024, respectively*	4,693	—	—	—	4,693
Additional paid-in capital	681,476,717	—	4,749,000	(4,749,000)	681,476,717
Retained earnings	(216,163,156)	(125,967,252)	(112,989,285)	238,956,537	(216,163,156)
Accumulated other comprehensive income	37,136,649	(24,190,325)	(16,890,303)	41,080,628	37,136,649
Total Shareholders’ Equity	502,554,537	(150,157,577)	(125,130,588)	275,288,165	502,554,537
Non-controlling interests	—	—	(11,620,640)	—	(11,620,640)
Total Liabilities and Equity	¥505,052,174	¥114,410,835	¥191,197,147	¥(258,270,642)	¥552,389,514

* Retrospectively restated for the 1-for-18 reverse stock split on May 1, 2024 and change in capital structure on March 29, 2024.

	As of June 30, 2023
	Recon
	Technology,
	Ltd.
	(Cayman	Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)	subsidiaries (PRC)	Eliminations	Total
Cash and cash equivalents	¥54,864,089	¥11,600,593	¥37,661,118	¥—	¥104,125,800
Restricted cash	—	—	731,545	—	731,545
Short-term investments	184,184,455	—	—	—	184,184,455
Other current assets	77,134,062	35,567	138,201,744	—	215,371,373
Intercompany receivables	291,525,426	156,313,805	—	(447,839,231)	—
Total current assets	607,708,032	167,949,965	176,594,407	(447,839,231)	504,413,173
Investments in subsidiaries and VIEs	(122,920,490)	—	—	122,920,490	—
Benefits through VIEs and VIE’s subsidiaries	—	(111,196,475)	—	111,196,475	—
Other non-current assets	—	—	27,411,404	—	27,411,404
Total non-current assets	(122,920,490)	(111,196,475)	27,411,404	234,116,965	27,411,404
Total Assets	484,787,542	56,753,490	204,005,811	(213,722,266)	531,824,577
Intercompany payables	—	183,903,309	263,935,922	(447,839,231)	—
Other liabilities and accrued liabilities	35,580,580	519,671	56,573,423	92,673,674	—
Total Liabilities	35,580,580	184,422,980	320,509,345	(447,839,231)	92,673,674
Class A common stock, $0.0001 U.S. dollar par value, 500,000,000 shares authorized; 2,306,295 shares issued and outstanding as of June 30, 2023*	26,932	—	—	—	26,932
Class B common stock, $0.0001 U.S. dollar par value, 80,000,000 shares authorized; 7,100,000 shares issued and outstanding as of June 30, 2023*	4,693	—	—	—	4,693
Additional paid-in capital	580,340,061	—	4,749,000	(4,749,000)	580,340,061
Retained earnings	(166,291,897)	(103,655,803)	(94,793,438)	198,449,241	(166,291,897)
Accumulated other comprehensive income	35,127,173	(24,013,687)	(16,403,037)	40,416,724	35,127,173
Total Shareholders’ Equity	449,206,962	(127,669,490)	(106,447,475)	234,116,965	449,206,962
Non-controlling interests	—	—	(10,056,059)	—	(10,056,059)
Total Liabilities and Equity	¥484,787,542	¥56,753,490	¥204,005,811	¥(213,722,266)	¥531,824,577

*Retrospectively restated for the 1-for-18 reverse share split on May 1, 2024 and change in capital structure on March 29, 2024.

SELECTED UNAUDITED CONDENSED CONSOLIDATED  STATEMENTS OF CASH FLOWS

	For the Six Months Ended December 31, 2024
	Recon
	Technology,
	Ltd.	Subsidiaries
	(Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(7,257,204)	¥(6,836,997)	¥1,427,421	—	¥(12,666,780)
Net cash provided by (used in) investing activities	65,225,968	(5,924,963)	(11,963,938)	1,768,224	49,105,291
Net cash provided by financing activities	(810,082)	1,796,283	(861,546)	(1,768,224)	(1,643,569)
Effect of exchange rate fluctuation on cash and cash equivalents	1,297,437	(708,536)	(931,939)	—	(343,038)
Net change in cash	58,456,119	(11,674,213)	(12,330,002)	—	34,451,904
Opening cash balance	16,473,018	58,161,122	36,206,470	—	110,840,610
Restricted cash	—	—	8,123	—	8,123
Ending cash balance	¥74,929,137	¥46,486,909	¥23,868,345	—	¥145,284,391

	For the Six Months Ended December 31, 2023
	Recon
	Technology,
	Ltd.	Subsidiaries
	(Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(870,624)	¥(6,425,678)	¥686,501	—	¥(6,609,801)
Net cash used in investing activities	(153,665,402)	(15,000,251)	165,307,081	64,916,652	61,558,080
Net cash provided by (used in) financing activities	(31,866,604)	69,236,469	(4,461,039)	(64,916,652)	(32,007,826)
Effect of exchange rate fluctuation on cash and cash equivalents	(15,086,688)	3,878,121	5,263,450	—	(5,945,117)
Net change in cash	(201,489,318)	51,688,661	166,795,993	—	16,995,336
Opening cash balance	236,146,589	11,600,593	(142,889,837)	—	104,857,345
Restricted cash	—	—	3,904	—	3,904
Ending cash balance	¥34,657,271	¥63,289,254	¥23,902,252	—	¥121,848,777

	For the Year Ended June 30, 2024
	Recon
	Technology,
	Ltd.	Subsidiaries
	(Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(5,802,631)	¥(9,255,014)	¥(28,690,288)	—	¥(43,747,933)
Net cash provided by (used in) investing activities	(261,267,638)	(23,219,383)	203,260,432	84,211,565	2,984,976
Net cash provided by financing activities	45,094,034	78,724,299	5,417,289	(84,211,565)	45,024,057
Effect of exchange rate fluctuation on cash and cash equivalents	2,302,664	310,627	(891,126)	—	1,722,165
Net change in cash	(219,673,571)	46,560,529	179,096,307	—	5,983,265
Opening cash balance	236,146,589	11,600,593	(142,889,837)	—	104,857,345
Restricted cash	—	—	848,936	—	848,936
Ending cash balance	¥16,473,018	¥58,161,122	¥35,357,534	—	¥109,991,674

	For the Year Ended June 30, 2023
	Recon
	Technology,
	Ltd.	Subsidiaries
	(Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(22,888,678)	¥(964,905)	¥(27,834,748)	—	¥(51,688,331)
Net cash used in investing activities	(314,716,414)		(16,808,723)	86,300,464	(245,224,673)
Net cash provided by financing activities	49,418,344	16,737,550	76,527,843	(86,300,464)	56,383,273
Effect of exchange rate fluctuation on cash and cash equivalents	46,211,878	(6,274,284)	(12,248,935)	—	27,688,659
Net change in cash	(241,974,870)	9,498,361	19,635,437	—	(212,841,072)
Opening cash balance	296,838,959	2,102,232	18,757,226	—	317,698,417
Restricted cash	—	—	731,545	—	731,545
Ending cash balance	¥54,864,089	¥11,600,593	¥37,661,118	—	¥104,125,800

VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIEs and their subsidiaries with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The nature of any assets, operations and cash flows that exist or which occur outside of the VIEs are mainly about:

•	The daily operations of us, as the parent company, to maintain the basic functions as a holding entity such as the purchase of materials and payment of operating expenses and investments, in order to realize the control of our subsidiaries and the VIEs to ensure that the overall company’s business objectives are fulfilled. The main resource to finance these activities are cash from securities offerings.

•	There are some businesses or projects which are signed by us, as the parent company, and then subsequently outsourced from us to the VIEs, as practical, particularly overseas projects. Generally, we would bid for projects based in China or from other countries. If we win the bid, we sign the agreement and then assign and outsource the projects to the VIEs such as BHD and Nanjing to implement and complete the project.

Our basic functions include but not limited to: 1) research and improve the Company’s development strategy based on the Company’s industry and market trends; 2) financing, funding, budgeting and complete oversight of the Company and the VIEs’ safety and efficiencies in the use of funds and assets; and 3) decision-making on major acquisitions.

Our current business objective is to grow both in scale and revenue. Over the longer term, our objective is to improve our business structure and achieve net profits.

Summary information regarding consolidated VIEs and their subsidiaries is as follows:

	June 30, 2024	December 31, 2024	December 31, 2024
	RMB	RMB	US Dollars
ASSETS
Current Assets
Cash	¥35,357,534	¥23,868,345	$3,269,950
Restricted cash	848,936	8,123	1,113
Notes receivable	1,341,820	3,206,733	439,321
Accounts receivable, net	38,631,762	40,366,074	5,530,129
Inventories, net	1,128,912	1,541,020	211,119
Other receivables, net	3,514,776	4,043,246	553,922
Loans to third parties	31,008,330	20,713,978	2,837,803
Purchase advances, net	30,691	15,062	2,063
Contract costs, net	48,335,817	41,628,922	5,703,139
Prepaid expenses	138,683	412,109	56,457
Operating lease right-of-use assets, net - current	1,026,599	—	—
Total current assets	161,363,860	135,803,612	18,605,016

Property and equipment, net	22,137,940	20,859,877	2,857,791
Long-term loan to third parties	—	18,500,000	2,534,490
Operating lease right-of-use assets, net - non-current	7,695,347	7,339,716	1,005,537
Total Assets	¥191,197,147	¥182,503,205	$25,002,834

LIABILITIES
Short-term bank loans	¥12,425,959	¥11,582,636	$1,586,815
Accounts payable	10,187,518	14,100,871	1,931,811
Other payables	1,160,065	1,272,678	174,356
Other payable- related parties	2,252,236	1,740,482	238,445
Contract liabilities	1,820,481	4,098,136	561,442
Accrued payroll and employees’ welfare	2,030,300	2,155,740	295,335
Intercompany payables*	269,423,190	269,395,125	36,906,981
Taxes payable	933,219	1,624,242	222,520
Short-term borrowings - related parties	10,002,875	10,018,208	1,372,489
Operating lease liabilities - current	3,741,247	3,891,976	533,198
Total current liabilities	313,977,090	319,880,094	43,823,392

Operating lease liabilities - non-current	3,971,285	2,781,196	381,022
Long-term borrowings - related party	10,000,000	10,000,000	1,369,994
Total Liabilities	¥327,948,375	¥332,661,290	$45,574,408

Corporate Information

Our principal executive offices are located at Room 601, No. 1 Shui’an South Street, Chaoyang District, Beijing, 100012, People’s Republic of China. Our telephone number at this address is +86 (10) 8494-5799. Our Class A Shares are traded on the NASDAQ Capital Market under the symbol “RCON.”

Our Internet website, www.recon.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and current reports on Form 6-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

Summary of Risk Factors

Investing in our Shares involves significant risks. You should carefully consider all of the information in this prospectus and the filings incorporated by reference before making an investment in our Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Doing Business in China

We are based in China and have the majority of our operations in China, so we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•	Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

•	Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

•	China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

•	The Chinese government may intervene or influence our operations at any time. See “Risk Factors – Risks Related to Doing Business in China – The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China.”

•	In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies listed or seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our continued listing on Nasdaq, financial condition, and results of operations.

•	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary ability to distribute profits to us, or otherwise materially and adversely affect us.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us or our management named in the prospectus based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

•	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Our Corporate Structure – Contractual Arrangements – Permission Required from the PRC Authorities for the VIEs’ Operation,” and “Risk Factors – Risk Related to Doing Business In China – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares.”

•	Rules and regulations in China can change quickly with little or no advance notice and their interpretation and the implementation involve uncertainty. See “Our Corporate Structure – Contractual Arrangements –Permission Required from the PRC Authorities for the VIEs’ Operation” under “Contractual Arrangements,” and “Risk Factors – Risks Related to Doing Business in China – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.”

•	Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders. See “Risk Factors – Risks Related to Doing Business in China - Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

•	If our public accounting firm does not permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect it within three years pursuant to the Holding Foreign Companies Accountable Act, we may be delisted.

•	The PRC government may issue further restrictive measures in the future.

•	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

•	We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

•	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

•	Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

•	The recent joint statement by the SEC, proposed rule changes submitted by NASDAQ, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations share price and reputation.

•	NASDAQ may apply additional and more stringent criteria for our continued listing.

Risks Related to our Corporate Structure

In addition to the risks described above, we are subject to general risks and uncertainties related to our Class A Shares and our organizational structure, including, but not limited to, the following:

•	We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership in providing operational control.

•	We conduct our business through BHD, Nanjing Recon and their respective subsidiaries by means of Contractual Arrangements. These agreements have not been tested in a court of law. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

•	Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of Class A Ordinary Shareholders.

•	The dual class structure of our ordinary shares has the effect of concentrating voting control with holders of Class B ordinary shares.

•	Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to our offering.

•	Our Class B ordinary shares have stronger voting power than our Class A ordinary shares and certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

•	Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities. Our auditor, Enrome LLP is not subject to the determinations announced by the PCAOB on December 16, 2021.

THE OFFERING

Shares offered by us	Up to 12,121,213 Class A ordinary shares based on an assumed public offering price of $1.65 per Share, which is the last reported sales price of our Class A Shares on the Nasdaq Capital Market on April 25, 2025.

Class A Shares Outstanding Prior to Completion of Offering	7,987,959 (excluding (i) 376,273 Class A Shares issuable upon the exercise of outstanding options and vesting of restricted shares under the Company’s incentive plan; and (iii) 47,964 Class A Shares issuable upon the exercise of outstanding 2021 warrants ).

Common Warrants	Each Share will be sold together with one Common Warrant. Each Common Warrant has an exercise price per Share equal to the public offering price of Share in this offering and expires on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each Share sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the Shares sold. This offering also relates to the Shares issuable upon exercise of any Common Warrants sold in this offering.

Use of proceeds

We expect to receive approximately $18.4 million in net proceeds from the sale of Shares offered by us in this offering, based on an assumed public offering price of $1.65 per Share, which was the closing price of our Shares on the Nasdaq Capital Market on April 25, 2025, after deducting placement agent discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, research and development, working capital, future acquisitions and general capital expenditures.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Symbol:	RCON

Risk Factors:	An investment in the Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 28 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•	No exercise of the warrants or options described above; and
•	The Reverse Split effective on May 1, 2024.

See “Description of Securities” for additional information.

Risk Factors

Before you make a decision to invest in our securities, you should consider carefully the risks described below. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 30, 2024, as amended, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to Doing Business In China

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

Because of the VIEs and their subsidiaries in China and given the Chinese government’s significant oversight and discretion over the conduct of our business operations there, the Chinese government may seek to affect our operations, including our ability to offer securities to investors, list our securities on a U.S. or other foreign exchange, conduct our business or accept foreign investment. The Chinese government may intervene or influence the Company’s current and future operations in China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

If any or all of the foregoing were to occur, this could lead to a material change in the Company’s operations and/or the value of our ordinary shares and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We entered into a number of transactions with related parties. All material related party transactions must be approved by our board of directors. Such material related party transactions must be made or entered into on bona fide terms in the best interests of the Company and not with the effect of constituting a fraud on the minority shareholders.

Transactions with related parties present potential for conflicts of interest, as the interests of related party may not align with the interests of our shareholders. Although we believe these transactions were in our best interests, we cannot assure you that these transactions were entered into on terms as favorable to us as those that could have been obtained in an arms-length transaction. We may also engage in transactions with related parties in the future. Conflicts of interests arise when we transact business with related parties. These transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. It is uncertain when and whether we will be required to obtain permission from the PRC government to offering securities in the U.S. in the future, and even when such permission is obtained, whether we will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC regulatory authorities to obtain such permission and has not received any denial regarding our listing on the Nasdaq Capital Market and the entry into the VIE Agreements, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Such a lack of inspection could cause trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

Our current auditor, Enrome LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. We are not aware of any reasons to believe or conclude that Enrome LLP would not permit an inspection by PCAOB or that it may not be subject to such inspection. However, given the recent developments, we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event that there is a lack of inspection or if Enrome LLP is unable to permit an inspection by the PCAOB, however unlikely, our shares would be prohibited under the HFCA Act which may lead a securities exchange to determine to delist our shares. Such potential delisting would substantially impair your ability to sell or purchase our shares when you wish to do so, and such risk and uncertainty associated with a potential delisting due to a lack of inspection would have a negative impact on the price of our shares.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022. The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report.

On June 22, 2021, the U.S. Senate passed a bill titled as the Accelerating Holding Foreign Companies Accountable Act, or AHFCA Act.

Further, the PCAOB adopted a final rule on September 22, 2021 implementing the HFCA Act. Such final rule, however, remains subject to the SEC’s approval and it remains when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations and or PCAOB’s rule will be adopted.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The PCAOB adopted a final rule on September 22, 2021 implementing the HFCA Act, subject to SEC approval. The final rules adopted by the SEC relating to the HFCA Act became effective on January 10, 2022.

On August 26, 2022, the SEC announced that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

The implications of this possible regulation in addition to the requirements of the HFCA Act and possibly, the AHFCA Act, if enacted, are uncertain. If the PCAOB, SEC, and CRSC are unable to agree on a framework under the Statement of Protocol, the lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Such uncertainty could cause the market price of our shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act or the AHFCA Act. If our shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our shares.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our future business and operations.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our future business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our future business and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with any future offering, we may be subjected to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We may also be subjected to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. Going forward we may have operations, agreements with third parties, and make sales in China, which may experience corruption. Our future activities in China may create the risk of unauthorized payments or offers of payments by one of the employees of our Company, because sometimes these employees are out of our control. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

The PRC government may issue further restrictive measures in the future.

We cannot assure you that the PRC’s government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our existing and future operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our existing and future business operations, which could further adversely affect our business and prospects.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC resident holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

SAFE promulgated the Notice of SAFE on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or SAFE Circular 13, on February 13, 2015, which was effective on June 1, 2015. SAFE Circular 13 cancels two administrative approval items: foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, instead. Banks shall directly examine and handle foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, and SAFE and its branch shall indirectly regulate the foreign exchange registration of direct investment through banks.

In 2008, to protect our shareholders from possible future foreign ownership restrictions, our Founders signed a series of agreements with Recon-JN, BHD and Nanjing Recon, so Recon-JN became the primary beneficiary of BHD and Nanjing Recon for accounting purposes. On April 1, 2019, as part of our planned organizational restructuring, Recon-BJ entered into a series of VIE agreements with BHD and Nanjing Recon, respectively, under the same terms and conditions as that of the VIE agreements previously entered into by Recon-JN. As a result, the VIEs were effectively transferred from Recon-JN to Recon-BJ. Our beneficial owners, Mr. Chen Guangqiang and Mr. Yin Shenping, both PRC residents, initially completed their SAFE registration at the Jining branch of SAFE. However, they failed to comply with the required procedures to update and amend their SAFE registration in a timely manner.

Failure to register or comply with relevant requirements may subject Mr. Chen, Mr. Yin and our PRC subsidiaries to fines and legal sanctions. The non-compliance could also limit our ability to contribute additional capital to our PRC subsidiaries and restrict their ability to distribute dividends to our company. Additionally, it may constrain our PRC subsidiaries' ability to increase their registered capital or distribute profits. Such risks could have a material adverse effect on our business, financial condition, and results of operations. Due to the lack of interconnection between the SAFE registration systems in Jining and Beijing, Mr. Chen and Mr. Yin have established two new BVI offshore companies to transfer their previously held shares and update their SAFE registration. However, whether the amendment registration can be completed remains uncertain. We urge investors to fully consider this associated risks.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Recon cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of its contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We are also subject to the legal and operational risks associated with being based in and having substantially all operations in China. These risks may result in material changes in operations, or a complete hindrance of Recon’s ability to offer or continue to offer its securities to investors, and could cause the value of Recon’s securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our overall business and financial outlook.

We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We may be subject relating various risks and costs associated with to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to our investors, employees, contractors and other counterparties and third parties. The relevant PRC laws apply not only to third-party transactions, but also to transfers of information between us, the Domestic Companies, our subsidiaries and other parties with which we have commercial relations.

The PRC regulatory and enforcement regime with regard to privacy and data security is evolving. The PRC Cybersecurity Law which was promulgated on November 7, 2016 and became effective on June 1, 2017 provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the Cyberspace Administration of China and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

On December 28, 2021, the CAC published the CAC Revised Measures which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. In July 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which took effect on September 1, 2022. These measures outline the requirements and procedures for security assessments on export of Important Data or personal information collected or generated within the territory of mainland China. Furthermore, these measures provide that the security assessment shall combine pre-assessment and continuous supervision, and risk self-assessment and security assessment to prevent data export security risks. Specifically, security assessment is required before any cross-border data can be transferred out of mainland China if: (i) the data transferred out of mainland China is Important Data; (ii) the data processor is a critical information infrastructure operator or data processor that processes personal information of more than one million individuals; (iii) cross-border data transfer of personal information by a data processor who has made cross-border transfer of aggregately more than 100,000 individuals’ personal information or more than 10,000 individuals’ sensitive personal information since January 1st of the previous year; or (iv) otherwise required by the CAC.

Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, as confirmed by our PRC counsel, Jingtian & Gongcheng, we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures and security assessment for outbound data, because  (i) we are not in possession of or otherwise holding any Important Data, (ii) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. In the future,   if we provide or are deemed to provide such network products and services to critical information infrastructure operators, or we are deemed to be a critical information infrastructure operator, we would be required to follow cybersecurity review procedures. There can be no assurance that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent us from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon us, if we are to be deemed a critical information infrastructure operator using network products or services without having completed the required cybersecurity review procedures. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period.

On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Data Security Law which shall take effect in September 1, 2021. The Data Security Law provides for data security and privacy obligations of entities and individuals carrying out data activities, prohibits entities and individuals in China from providing any foreign judicial or law enforcement authority with any data stored in China without approval from the competent PRC authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB10 million, suspension of relevant business, and revocation of business permits or licenses.

On August 20, 2021, the Standing Committee of the National People’s Congress adopted the Personal Information Security Law, which shall come into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which proposes to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess personal data of more than one million users. The PRC National Security Law covers various types of national security, including technology security and information security.

We do not collect, process or use personal information of entities or individuals other than what is necessary for our business and do not disseminate such information. We do not operate mobile apps and we do not possess information on more than a million entities/individuals. Although we believe we currently are not required to obtain clearance from the Cyberspace Administration of China under the Measures for Cybersecurity Review (Revision Draft for Comments) or the Opinions on Strictly Cracking Down on Illegal Securities Activities, we face uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all.

Compliance with the PRC Cybersecurity Law, the PRC National Security Law, the Data Security Law, the Personal Information Protection Law, the Cybersecurity Review Measures, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, including data security and personal information protection laws, may result in additional expenses to us and subject us to negative publicity, which could harm our reputation among users and negatively affect the trading price of our shares in the future. There are also uncertainties with respect to how the PRC Cybersecurity Law, the PRC National Security Law and the Data Security Law will be implemented and interpreted in practice. PRC regulators, including the Ministry of Public Security, the MIIT, the SAMR and the Cyberspace Administration of China, have been increasingly focused on regulation in the areas of data security and data protection, including for mobile apps, and are enhancing the protection of privacy and data security by rule-making and enforcement actions at central and local levels. We expect that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, the PCAOB and other authorities, to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Some of our business operations are conducted in Hong Kong and the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing subsidiaries in China or the VIE and any other subsidiaries in China or the VIE which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Class A Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Class A Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Class A Ordinary Shares.

Risk of potential adverse impact on our business and operations in China due to tax compliance issues in equity transfers of our PRC subsidiaries.

Several of our PRC subsidiaries have undergone multiple equity transfers in the past. According to the Individual Income Tax Law of the People's Republic of China (IIT Law, 2018 Amendment), where an individual undergoes modification registration for transfer of equities, the registration authority of the market participant shall verify the payment receipt of individual income tax related to the equity transaction. Since we have successfully completed the modification registration processes, taxes related to the previous equity transfers have been duly paid. However, as of the date of this prospectus, we are unable to provide tax certificates for all individual transferors involved in these transactions.

This lack of documentation could expose the company to potential risks, including tax investigations or penalties imposed by the tax authorities. If the tax authorities determine that the transferors did not fully comply with their tax obligations, our PRC subsidiaries or the company may be held liable for any unpaid taxes, penalties, or interest, which could have a material adverse effect on our financial condition and results of operations. Additionally, the absence of such certificates may lead to further scrutiny by tax authorities, which could result in delays or additional costs in completing future transactions involving equity transfers.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove we can enjoy the 5% lower PRC withholding tax rate. Recon HK intends to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from Recon HK.

Failure to renew expired Hazardous Waste Operating Permit and unutilized ICP License could adversely affect our operations and financial performance

Gansu Baihengda operates a facility with an annual capacity of 60,000 tons for the comprehensive utilization and harmless treatment of oilfield oily waste. This facility primarily handles oily sludge, which contains mineral oil components that pose significant environmental risks if not properly managed. Therefore, compliance with the Solid Waste Sludge Environmental Protection Law and the Hazardous Waste Operating Permit Management Regulations is mandatory for the proper treatment and disposal of oily sludge. However, the company's Hazardous Waste Operating Permit, which is essential for the legal operation of the facility, expired on July 26, 2023, and has not yet been renewed. While Gansu Baihengda ceased relevant operations after the permit expired and is actively pursuing renewal, the expired permit could negatively impacting the company’s revenue streams and operational efficiency. Moreover, the timeline and outcome of the renewal process remain uncertain. Administrative delays or denial of the renewal could further prevent the company from resuming hazardous waste management activities, adversely affecting its future operations and financial stability.

In addition, Future Gas Station holds an ICP license that has been continuously renewed despite not being utilized. This situation may lead to inefficiencies and additional costs without generating revenue, ultimately impacting the company’s profitability and financial health.The ongoing renewal of the ICP license without active use may also raise concerns among regulatory authorities about the validity of the license and the company’s intentions. This could lead to increased scrutiny or potential regulatory compliance issues.

Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as value-added telecommunication laws and regulations, privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

•	investigations, enforcement actions, and sanctions;

•	mandatory changes to our network and products;

•	disgorgement of profits, fines, and damages;

•	civil and criminal penalties or injunctions;

•	claims for damages by our customers or channel partners;

•	termination of contracts;

•	loss of intellectual property rights;

•	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings

•	necessary to conduct our operations; and

•	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Additionally, companies in the technology industry have recently experienced increased regulatory scrutiny. Any similar reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations.

Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

The recent joint statement by the SEC, proposed rule changes submitted by NASDAQ, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. The PCAOB adopted a final rule on September 22, 2021 implementing the HFCA Act. The final rules adopted by the SEC relating to the HFCA Act became effective on January 10, 2022.

On May 21, 2021, NASDAQ filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on NASDAQ Capital Market, and only permit them to list on NASDAQ Global Select or NASDAQ Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On August 26, 2022, the SEC announced that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our future offerings, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

NASDAQ may apply additional and more stringent criteria for our continued listing.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny apply additional or more stringent criteria for the continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities meet all enumerated criteria for continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny continued listing or to apply additional and more stringent criteria in the instances, including but not limited to where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit. For the aforementioned concerns, we may be subject to the additional and more stringent criteria of NASDAQ for our continued listing.

Future sales of our Class A Shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional Class A Shares or securities convertible into or exercisable for Class A Shares could reduce the prevailing market price for our Class A Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the Chinese petroleum and energy industry, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our shares. Unusual trading volume in our shares occurs from time to time.

Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which went into effect on March 31, 2023. Pursuant to Article 16 of the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Where an issuer offers securities in the same overseas market after overseas initial public offerings or listing, it shall file with the CSRC within three working days after completion of offering. The required filing materials with the CSRC in relation to the offering in the same overseas market include (without limitation): (i) record-filing reports and related undertakings; and (ii) PRC legal opinions issued by domestic law firms (with related undertakings).

Pursuant to the Trial Administrative Measures, we have to file with the CSRC with respect to this offering, and the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents, if the filing documents are complete and in compliance with stipulated requirements. However, during the filing process, the CSRC may request the Company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. As advised by Jingtian & Gongcheng, our PRC counsel, we were not required to complete the filing procedures pursuant to the Trial Measures for our initial public offering because we completed our IPO and listing prior to September 30, 2023. However, we are now required to complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures for subsequent offerings conducted in the U.S. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, any failure or perceived failure of the Company to fully comply with the filing requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations, potentially causing the value of our securities to significantly decline or be worthless.

We have not paid and do not intend to pay dividends on our Ordinary Shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our Class A Shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your Class A Shares after price appreciation, which may never occur, in order to realize a return on your investment.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, that the CSRC approval is not required in the context of this offering because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (2) we established our PRC subsidiaries, by means of direct investment rather than by merger with or acquisition of PRC domestic companies. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the CAC issued the Measures of Cybersecurity Review (Revised Draft for Comments) on July 10, 2021, which requires certain operators who wish to list abroad to file a cybersecurity review with the Office of Cybersecurity Review, such as operators with personal information of more than one million users. The Cybersecurity Administration of China issued the New Measures for Cybersecurity Review (“New Measures”) on January 4, 2022. The New Measures amends the Measures for Cybersecurity Review (Draft Revision for Comments) released on July 10, 2021. The New Measures came into effect on February 15, 2022. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We have not obtained the approval from either the CSRC or the Office of Cybersecurity Review for this offering, and as advised by our PRC counsel, we do not believe that such approval is necessary under these circumstances or for the time being. We cannot assure you, however, that the regulators will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Any failure or perceived failure by the Company, the Company’s subsidiaries in China or the VIE to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any Chinese laws or regulations in effect requiring that we obtain permission from any Chinese authority to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to our initial public offering from the CSRC.

As advised by Jingtian & Gongcheng, our PRC counsel, as we completed our IPO and listing prior to September 30, 2023, we were not required to complete the filing procedures pursuant to the Trial Measures for our initial public offering. However, as we are planning to conduct further offerings in the U.S., we are now required to complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIE’s operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our initial offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.  However, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure to obtain or delay in obtaining such approval, complete required filing or procedures, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory agencies may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our initial public offering into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Class A Ordinary Shares. In addition, if the CSRC, or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for our initial public offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the Class A Ordinary Shares.

Risks Related to our Corporate Structure

We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership in providing operational control.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our Wholly Foreign Owned Enterprise (“WFOE”) and the VIEs and their subsidiaries in China providing certain technical and consultation services. A WFOE is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”) is a WFOE wholly owned by Recon Investment Ltd. (“Recon-IN”), a Hong Kong limited company, which in turn is wholly owned by us. We consolidate the financial results of BHD and Nanjing Recon into our financial statements based on the VIE agreements entered into on April 1, 2019. Most, if not all, of our revenue derives from operations of the VIEs and their subsidiaries. Our Class A Shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs or our PRC subsidiary. These Contractual Arrangements may not be as effective in providing us with control over the VIEs as direct ownership. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. In addition, these agreements have not been tested in a court of law.

If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the Contractual Arrangements with the VIEs. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “Risk Factor—The shareholder of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” Therefore, our Contractual Arrangements with the VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

We conduct our business through BHD, Nanjing Recon, FGS and their respective subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including the laws, rules and regulations governing the validity and enforcement of the Contractual Arrangements between the Wholly Foreign Owned Enterprise (“WFOE”). A WFOE is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”) is a WFOE wholly owned by Recon Investment Ltd. (“Recon-IN”), a Hong Kong limited company, which in turn is wholly owned by us. Recon-BJ and Nanjing Recon, BHD and their respective subsidiaries. We have been advised by our PRC counsel, JingTian & GongCheng LLP, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and Contractual Arrangements with the Recon-BJ, Nanjing Recon, BHD and their respective subsidiaries) will not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among the Recon-BJ and Nanjing Recon, BHD and their respective subsidiaries governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. Therefore, the Contractual Arrangements may be determined by PRC authorities to be inconsistent with the laws and regulations of the PRC, including those related to foreign investment in certain industries. Therefore, the relevant Chinese regulatory authorities could disallow this structure and hinder our ability to exert contractual control over the Domestic Companies, which would likely result in a material change in operations and/or value of the Company’s ordinary shares, including that it could cause the value of such securities to significantly decline or become worthless.

If any of the Domestic Companies or their ownership structure or the Contractual Arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses;

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which the PRC entities may not be able to comply;

●	requiring us and our PRC entities to restructure the relevant ownership structure or operations, including termination of the contractual agreements with the VIE and deregistering the equity pledge of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control of the VIE;

●	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business; or

●	imposing fines or confiscating the income from our PRC subsidiaries or the VIE.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of the VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be materially and adversely affected.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. The shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material and adverse effect on our ability to effectively control the VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise the shareholder will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial

Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law (“FIL”), which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The FIL embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties exist in relation to its interpretation and implementation. For instance, under the FIL, “foreign investment’’ refers to the investment activities directly or indirectly conducted by foreign individuals, companies or other entities in China. Though it does not explicitly classify VIE Agreements as a form of foreign investment, there is no assurance that operations conducted by foreign investors or foreign-invested companies via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the Stale Council to provide for VIE Agreements as a form of foreign investment. In any of these cases, it will be uncertain whether the VIE Agreements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing VIE Agreements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

There are possible economic risks posed by foreign exchange rate fluctuations between the U.S. Dollar and RMB.

The Domestic Companies, such as Recon-IN and Recon-BJ classify the RMB as their functional currencies. Because our functional currency, as the Cayman Islands holding entity, is the U.S. Dollar, we are exposed to foreign exchange risks from fluctuations with the exchange rates among the U.S. Dollar and the RMB. Notwithstanding that Domestic Companies conduct operations and transactions in RMB, we ultimately believe that there should not be any U.S. Dollar/RMB exchange rate fluctuations because the inter-company receivable is denominated in U.S. Dollars. It is possible, however, that foreign exchange rate fluctuations may materially impact the Domestic Companies’ operations and certain transactions, which would affect our overall operations and the value of the Class A Shares you have invested in us.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the Chinese petroleum and energy industry, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our shares. Unusual trading volume in our shares occurs from time to time.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

There is no public market for the Common Warrants being offered in this offering.

There is no established public trading market for the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Holders of our Common Warrants will have no rights as holders of Shares until such warrants are exercised.

Until you acquire Shares upon exercise of your Common Warrants, you will have no rights with respect to Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a holder of Shares only as to matters for which the record date occurs after the exercise date.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per Share equal to the public offering price of Shares in this offering and expires on the third anniversary of its original issuance date. In the event the market price per our Share does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

Use of Proceeds

We estimate that the net proceeds from the sale of 12,121,213 Shares and the associated Common Warrants in this offering will be approximately $18.4 million, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, based on an assumed public offering price of $1.65 per Share (the last reported sale price of our Shares on the Nasdaq Capital Market on April 25, 2025, as described on the cover page of this prospectus), and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants.

Each $1.00 increase (decrease) in the assumed public offering price of $1.65 per Share would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, by $11.5 million, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Shares we are offering. An increase (decrease) of 1,212,122 , or 10% , in the number of Shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, by $1.9 million, assuming the assumed public offering price stays the same.

We currently expect to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, research and development, working capital, future acquisitions and general capital expenditures.

See “Plan of Distribution” elsewhere in this prospectus for more information.

Capitalization

The following table sets forth our capitalization as of December 31, 2024. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	December 31, 2024
	(a) Actual	(b) Pro Forma(1)
	US$	US$
Equity
Class A Ordinary Shares, $0.0001 US dollar par value, 500,000,000 shares authorized; 7,987,959 shares and 7,987,959 shares issued and outstanding as of June 30, 2024 and December 31, 2024, respectively	13,650	14,862
Class B Ordinary Shares, $0.0001 US dollar par value, 80,000,000 shares authorized; 7,100,000 shares and 20,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2024, respectively	1,923	1,923
Additional paid-in capital	94,095,396	112,548,512
Statutory reserves	568,401	568,401
Accumulated deficit	(33,003,221)	(33,003,221)
Accumulated other comprehensive gain	5,253,127	5,253,127
Total Recon Technology, Ltd’s equity	66,929,276	85,383,605

(1)	On a pro forma basis to reflect the issuance and sale of up to 12,121,213 Shares by us in this offering at the offering price of US$1.65 per Share, after deducting the placement agent fees and the estimated offering expenses payable by us.

Dilution

If you invest in our Shares in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per Share in this offering and the as adjusted net tangible book value per Share after this offering. Dilution results from the fact that the public offering price per Share is substantially in excess of the net tangible book value per Share. As of December 31, 2024, we had a historical positive net tangible book value of $66,929,276, or positive $7.36 per Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the sum of the number of Class A Ordinary Shares outstanding and one-eighteenth of the number of Class B Ordinary Shares outstanding on December 31, 2024.

After giving effect to the sale of Shares in this offering at an assumed public offering price of $1.65 per Share (assuming the sale of the maximum offering amount), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value at April 25, 2025 would have been $4.02 per share. This represents an immediate decease in as adjusted net tangible book value of $3.34 per share to existing shareholders and immediate anti-dilution of $2.37 per Share to new investors.

The following table illustrates this dilution per Share in this offering:

Assumed public offering price per Share		$1.65
Net positive tangible book value per Share as of December 31, 2024	7.36
Decrease in net tangible book value per Share attributable to new investors	(3.34)
As adjusted net tangible book value per Share after this offering	4.02
Anti-Dilution per Share to new investors		$2.37

To the extent that outstanding options are exercised, new options or warrants are issued or we issue additional Shares in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

A $1.00 increase in the assumed public offering price of $1.65 per Share, which is the reported sale price of our Shares on Nasdaq on April 25, 2025, would increase (decrease) our net tangible book value per Share after this offering by $0.55 and the anti-dilution per Share to new investors by $(0.45), assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Shares we are offering. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of the offering determined at pricing.

Management

Executive Officers and Directors

The following table sets forth our executive officers and directors, their ages and the positions held by them:

Name	Age	Position Held
Mr. Yin Shenping	55	Chief Executive Officer and Director
Ms. Liu Jia	42	Chief Financial Officer and Director
Mr. Chen Guangqiang	63	Chief Technology Officer, Chairman and Director
Mr. Hu Zhongchen	72	Independent Director
Mr. Nelson N.S. Wong	63	Independent Director (Audit Committee Chair)
Mr. Hu Jijun	60	Independent Director
Dr. Duan Yonggang	61	Independent Director

Yin Shenping. Mr. Yin has been our Chief Executive Officer and a director since the Company’s inception. In 2003, Mr. Yin founded Nanjing Recon, a Chinese company that provides services to automate and enhance the extraction of petroleum in China, and has been the Chief Executive Officer since that time. Prior to founding Nanjing Recon, Mr. Yin served as a sales manager for Fujian Haitian Network Company from 1992 through 1994. Mr. Yin has founded and operated a number of companies engaged in the IT industry including: Xiamen Hengda Haitian Computer Network Co., Ltd. (1994), Baotou Hengda Haitian Computer Network Co., Ltd. (1997), Beijing Jingke Haitian Electronic Technology Development Co., Ltd. (1999), and Jingsu Huasheng Information Technology Co., Ltd. (2000). Mr. Yin currently serves as Chairman of the Board of Directors of HiTek Global Inc. (NASDAQ: HKIT) since 2017. In 2000, Mr. Yin merged the former Nanjing Kingsley Software Engineering Co., Ltd. into Nanjing Recon. Mr. Yin received his bachelor’s degree in 1991 from Nanjing Agricultural University in information systems. Mr. Yin was chosen as a director of the Company because as one of the founders of the Company, we believe his knowledge of the Company and years of experience in our industry give him the ability to guide the Company as a director.

Liu Jia. Ms. Liu has served as our Chief Financial Officer since 2008 and as our director since 2022. Ms. Liu received her bachelor’s degree in 2006 from Beijing University of Chemical Technology, School of Economics and Management and her master’s degree in industrial economics in 2009 from Beijing Wuzi University. Ms. Liu is an independent director of Haoxi Health Technology Limited (Nasdaq: HAO). Ms. Liu is a certified U.S. CPA.

Chen Guangqiang. Mr. Chen has served as our Chief Technology Officer and director since our inception. Mr. Chen was a geological engineer for the Fourth Oil Extraction Plant of Huabei Oilfield from 1985 through 1993. From 1993 through 1999, Mr. Chen was a chief engineer for Xinda Company, CNPC Development Bureau. From 1999 through 2003, Mr. Chen served as the general manager of Beijing Adar. Mr. Chen received his bachelor’s degree in 1985 from Southwest Petroleum Institute. Mr. Chen was appointed to the position of director because he is one of the founders of the Company and we believe we can benefit from his many years of engineering experience and management experience in the oil extraction industry.

Nelson N.S. Wong. Mr. Wong joined our board of directors in 2008. Prior to joining our Board, in 1990 Mr. Wong joined the Vigers Group, a real estate company that provides services in valuation, corporate property services, investment advisory services, general practice surveying, building surveying, commercial, in both retail and industrial agency, and property and facilities management. Mr. Wong became the Vice Chairman and CEO of the Vigers Group in 1993. In 1995 Mr. Wong established the ACN Group, a business consulting firm, where he has worked continuously and continues to serve as the Chairman and Managing Partner. Mr. Wong received a bachelor’s degree in arts from the PLA Institute of International Relations in Nanjing in 1983. Mr. Wong was appointed to the position of director because we believe we can benefit from his leadership skills and management experience.

Hu Jijun. Mr. Hu joined our board of directors in 2008. Prior to joining our Board, from 1988 to 2003, Mr. Hu served in a variety of positions at No. 2 test-drill plant, including technician of installation, assets equipment work, electrical installation, control room production dispatcher, Deputy Chief Engineer of the Technology Battalion, and Deputy Director of Production. From 2003 to 2005 he served as Head of the Integrated Battalion and he is currently the Head of the Transport Battalion, Senior Electric Engineer. Mr. Hu graduated as an automated professional from the China University of Petroleum in 1988. Mr. Hu was appointed to the position of a director because we believe his years of experience and knowledge gained while working at our No. 2 test-drill plant will prove beneficial to the guidance of the Company.

Zhao Shudong (from 2013 to October 2024). Mr. Zhao joined our board of directors in 2013. Mr. Zhao spent over 30 years working in the oilfield industry prior to retiring from full-time work in 2006. From 1970 to 1976, Mr. Zhao worked as a technician in the Daqing oilfield. From 1976 to 1982, Mr. Zhao served as the vice director of the Hubei Oilfield Generalized Geologic Technical Research Institute. Mr. Zhao then spent 11 years as a director and section chief at the Scientific and Technological Development Department of the Huabei Petroleum Administrative Bureau. He was subsequently appointed Chief Geologist of the bureau, a position he held from 1993 to 1999. From 1999 to 2006, Mr. Zhao served as the General Manager of the Huabei Oilfield Company of CNPC. Mr. Zhao studied at the Northeast Petroleum Institute from 1965 to 1970. Mr. Zhao was elected as a director because of his extensive experience in the oilfield industry.

Duan Yonggang. Dr. Duan has served as our director since March 2020. Dr. Duan has been teaching and researching in the oil-gas field development engineering area for a long time. From November 2004, Dr. Duan has been a professor at Southwest Petroleum University in Sichuan, China. He is the director of the oil well technology center of petroleum engineering school of Southwest Petroleum University. In addition, Dr. Duan is also a researcher and Ph.D. supervisor. He has published over 60 articles on top academic journals and participated in writing six books. He was named an expert with outstanding contributions and an oil-gas safety expert in Sichuan Province, China. Dr. Duan received his bachelor’s degree in oil production in 1984, and his master degree in oil-gas field development engineering in 1988, both from Southwest Colleague. Dr. Duan received his Ph.D. degree in oil-gas field development engineering in 2009 from Southwest Petroleum University. Dr. Duan was chosen as a director because he is an expert in the oilfield area.

Hu Zhongchen. Mr. Hu joined our board of directors in October 2024. Mr. Hu retired from Baotou Steel (Group) Co., Ltd. after having been employed from 1979 to 2014. Mr. Hu received his bachelor’s degree in business management in 1979 from Inner Mongolia University of Technology. He possesses a China’s Senior Economist certificate. Mr. Hu was chosen to serve as a director because of his expertise and experience in economic management and deep understanding of China’s energy industry.

Employment Agreements

We have employment agreements with each of our Chief Executive Officer, Chief Technology Officer and Chief Financial Officer. With the exception of the employment agreement with our Chief Financial Officer, each of these employment agreements provides for an indefinite term. Such employment agreements may be terminated (1) if the employee gives written notice of his or her intention to resign, (2) the employee is absent from three consecutive meetings of the board of directors, without special leave of absence from the other members of the board of directors, and the board of directors passes a resolution that such employee has vacated his office, or (3) the death, bankruptcy or mental incapacity of the employee. The employment agreement for our Chief Financial Officer provides for a one-year term, which expired on March 12, 2017, and the parties have continued to operate under the terms of this agreement since its expiration. Such employment agreement may be terminated if Ms. Liu gives thirty days’ written notice of her intention to resign, or if the board of directors determines she can no longer perform her duties as Chief Financial Officer and provides her with thirty days’ written notice of termination.

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Executive Compensation

The following table shows the annual compensation paid by us to Yin Shenping, our Chief Executive Officer, Liu Jia, our Chief Financial Officer, and Chen Guangqiang, our Chief Technology Officer, for the years ended June 30, 2024, 2023 and 2022. No other employee or officer received more than $100,000 in total compensation in 2024, 2023 and 2022.

Summary Executive Compensation Table

				Option	Restricted Shares
Name and principal position	Year	Salary	Bonus	Awards	Awards	Total
Yin Shenping,
Principal Executive Officer	2024	$600,000	$180,000	$—	$1,186,674	$1,966,674
	2023	$620,000	$150,000	$—	$1,515,000	$2,285,000
	2022	$360,000	$100,000	$—	$2,934,500	$3,394,500
Liu Jia
Principal Financial Officer	2024	$180,000	$60,000	$—	$263,078	$503,078
	2023	$162,000	$60,000	$—	$372,600	$594,600
	2022	$112,000	$50,000	$—	$156,000	$318,000
Chen Guangqiang,
Chief Technology Officer	2024	$600,000	$180,000	$—	$1,186,674	$1,966,674
	2023	$620,000	$150,000	$—	$1,515,000	$2,285,000
	2022	$395,833	$100,000	$—	$2,934,000	$3,430,333

Director Compensation

All directors hold office until the expiration of their respective terms and until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of the board of directors. Employee directors and non-voting observers do not receive any compensation for their services. We pay $8,000 to each independent director annually for their service as directors. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each board of directors meeting attended.

Summary Director Compensation Table

	Fees earned
	or	Option	Restricted Shares
Name(1)	paid in cash	Awards	Awards	Total
Nelson N.S. Wong	$8,000	$—	—	$8,000
Hu Jijun	$8,000	$—	—	$8,000
Zhao Shudong (2)	$8,000	$—	—	$8,000
Duan Yonggang	$8,000	$—	—	$8,000
Hu Zhongchen	$—	$—	—	$—

(1)	Compensation for our directors Yin Shenping, Chen Guangqiang and Liu Jia, who also serve as executive officers, is fully disclosed in the executive compensation table.
(2)	Zhao Shudong resigned on October 9, 2024.

The following table summarizes, as of June 30, 2024, the outstanding options, unvested restricted share units and shares that we granted to our current directors and executive officers, reflecting the previous one-for-five Reverse Share Split in 2019 and the recent one-for-eighteen 2024 Reverse Share Split.

	Class A Ordinary Shares
	underlying options
	awarded/Restricted	Exercise price
Name	Share Units/Shares(1)	(US$/share)(1)	Date of grant	Date of expiration
Yin Shenping	125,000	—	02/26/2024	02/25/2025
Liu Jia	356	148.50	1/31/2015	1/31/2025
	2,778	—	02/28/2022	02/27/2025
	57,527	—	02/26/2024	02/25/2025
Chen Guangqiang	125,000	—	02/26/2024	02/25/2025
Nelson N.S. Wong	278	148.50	1/31/2015	1/31/2025
	1,666	—	02/28/2022	02/27/2025
	10,000	—	02/26/2024	02/27/2025
Hu Jijun	278	148.50	1/31/2015	1/31/2025
	1,666	—	02/28/2022	02/27/2025
	10,000	—	02/26/2024	02/25/2025
Zhao Shudong(2)	200	148.50	1/31/2015	1/31/2025
	1,666	—	02/28/2022	02/27/2025
	10,000	—	02/26/2024	02/25/2025
Duan Yonggang	1,666	—	02/28/2022	02/27/2025
	10,000	—	02/26/2024	02/25/2025
Total	358,081

(1)	Retrospectively restated for the 1-for-18 reverse share split on May 1, 2024.
(2)	Zhao Shudong resigned on October 9, 2024.

Board of Directors and Board Committees

Our board of directors currently consists of seven members. There are no family relationships between any of our executive officers and directors.

The directors are divided into three classes, as nearly equal in number as the then total number of directors permits. Class I directors faced re-election at our annual general meeting of shareholders in 2023 and every three years thereafter. Class II directors faced re-election at our annual general meeting of shareholders in 2024 and every three years thereafter. Class III directors faced re-election at our annual general meeting of shareholders in 2021 and every three years thereafter.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director. These board provisions could make it more difficult for third parties to gain control of the Company by making it difficult to replace members of our board of directors.

A director may vote in respect of any contract or transaction in which he is interested, provided, however, that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to the board of directors consideration and any vote on that matter. A general notice or disclosure to the directors, or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting.

The board of directors maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Stock Market Rule 4200(a)(15). Mr. Zhao, Mr. Wong, Mr. Hu and Dr. Duan are our independent directors.

We do not have a lead independent director because of the foregoing reason because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board.

Our board of directors plays a significant role in our risk oversight. The board of directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays a key role in the risk oversight of the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Currently, three committees have been established under the board: the audit committee, the compensation committee and the nominating committee. All of these committees consist solely of independent directors.

The audit committee is responsible for overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including the appointment, compensation and oversight of the work of our independent auditors. Mr. Wong qualifies as the audit committee financial expert and serves as the chair of the audit committee.

The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). Mr. Hu serves as the chair of the compensation committee.

The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors. Mr. Zhao serves as the chair of the nominating committee.

There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Duties of Directors

Under Cayman Islands law, our directors have a fiduciary duty to the Company to act in good faith in their dealings with or on behalf of the Company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:

•	a duty to act in good faith in the best interests of the Company;

•	a duty not to personally profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

In general, Cayman Islands law imposes various duties on directors of a company with respect to certain matters of management and administration of the Company. In addition to the remedies available under general law, the Companies Law imposes fines on directors who fail to satisfy some of these requirements. However, in many circumstances, an individual is only liable if he is knowingly guilty of the default or knowingly and willfully authorizes or permits the default. In comparison, under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. In addition, under Delaware law, a party challenging the propriety of a decision of the directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule protects the directors and their decisions, and their business judgments will not be second guessed. If the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Limitation of Director and Officer Liability

Pursuant to our Memorandum and Articles of Association, every director or officer and the personal representatives of the same shall be indemnified and held harmless out of our assets and funds against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in or about the conduct of our business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. No such director or officer will be liable for: (a) the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent; or (b) any loss on account of defect of title to any of our properties; or (c) account of the insufficiency of any security in or upon which any of our money shall be invested; or (d) any loss incurred through any bank, broker or other similar person; or (e) any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his or her part; or (f) any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his or her office or in relation thereto, unless the same shall happen through his or her own dishonesty, gross negligence or willful default.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement.

Employees

As of June 30, 2024, we employed a total of 188 full-time in the following functions:

	Number of Employees
	June 30,	June 30,	June 30,
Department	2024	2023	2022
Senior Management	11	20	27
Human Resource & Administration	10	26	25
Finance	17	11	13
Research & Development & Technology	68	64	53
Procurement and production	35	27	26
Sales & Marketing	43	40	44
Total	184	188	188

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance. In fiscal year 2024, we contributed approximately $418,587 to the employee benefit plans and social insurance. In fiscal year 2023, we contributed approximately $382,791 to the employee benefit plans and social insurance. In fiscal year 2022, we contributed approximately $427,614 to the employee benefit plans and social insurance. The effect on our liquidity by the payments for these contributions is immaterial. We believe that we are in material compliance with the relevant PRC employment laws.

Share Ownership

Share Option Pool

In connection with our initial public offering, we established a pool for share options as our 2009 Stock Incentive Plan (“2009 Incentive Plan”) for the Domestic Companies’ and our employees. This pool initially contained options to purchase up to 158,073 (8,782 shares post 2024 Reverse Split) of our Class A Ordinary Shares. The options will vest at a rate of 20% per year for five years and have an exercise price of the market price of our shares on the date the options are granted. To date, we issued 112,800 (6,267 options post 2024 Reverse Split) options and 45,273 (2,515 shares post 2024 Reverse Split) shares out of this employee share option pool. We initially granted 58,600 (3,256 options post 2024 Reverse Split) options in 2009. We held a shareholder meeting in December 2010 and announced the resignation of three directors, and as a result, 20,000 (1,111 options post 2024 Reverse Split) options were forfeited and went back in the pool. In 2012, we granted an additional 83,000 (4,611 options post 2024 Reverse Split) options and 8,800 (489 options post 2024 Reverse Split) options were forfeited and went back to the pool. In the three months ended June 30, 2014, 29,680 (1,649 options post 2024 Reverse Split) vested options from 2012 grants were exercised. During the six months ended December 31, 2024, we have 0 options outstanding under the 2009 Incentive Plan.

On January 29, 2015, the Company held its 2014 annual general meeting of shareholders, during which the Company’s shareholders approved the Company’s 2015 Stock Incentive Plan (“2015 Incentive Plan”). Pursuant to the 2015 Incentive Plan, we were initially authorized to issue up to an aggregate of 140,000 (7,778 shares post 2024 Reverse Split) Class A Ordinary Shares. Additionally, commencing on the first business day in fiscal year ending June 30, 2016 and on the first business day of each fiscal year thereafter while the 2015 Incentive Plan is in effect, the maximum number of Class A Ordinary Shares available for issuance under this 2015 Incentive Plan during that fiscal year shall be increased such that, as of such first business day, the maximum aggregate number of Class A Ordinary Shares available for issuance under this 2015 Incentive Plan during that fiscal year shall be equal to Fifteen Percent (15%) of the number of total issued and outstanding Class A Ordinary Shares of the Company as recorded by the Company’s transfer agent on the last business day of the prior fiscal year. The Company granted options to purchase 80,000 (4,456 shares post 2024 Reverse Split) Class A Ordinary Shares to its employees and non-employee director on January 31, 2015 under the 2015 Incentive Plan. As of December 31, 2024, we have an aggregate of 80,000 (4,456 options post 2024 Reverse Split) options outstanding under the 2015 Incentive Plan.

On April 5, 2021, the Company held its 2020 annual general meeting of shareholders, during which the Company’s shareholders approved the Company’s 2021 Equity Incentive Plan (“2021 Incentive Plan”). As of December 31, 2024, we have 0 options outstanding under the 2021 Incentive Plan.

Executive Class A Ordinary Shares Grants

On February 28, 2022, the Company’s board granted 1,642,331 (91,241 shares post 2024 Reverse Split) Class A Ordinary Shares pursuant to its 2015 Equity Incentive Plan to the employees of the Company, at a fair value of $1,708,024, with a vesting period of three years from the date of the grant.

On March 15, 2023, the Company’s board granted 1,000,000 (55,556 shares post 2024 Reverse Split) Class A Ordinary Shares to the employees of the Company, at a fair value of $372,600, with a vesting period of six months from the date of the grant.

On February 26, 2024, the Company’s board granted 6,255,483 (347,527 shares post 2024 Reverse Split) Class A Ordinary Shares pursuant to its 2015 Equity Incentive Plan to the employees of the Company, at a fair value of $2,130,000, with a vesting period of one year from the date of the grant.

As of December 31, 2024, we have 6,802,926 (377,939 shares post 2024 Reverse Split) non-vested restricted shares outstanding under such grant.

Executive Class B Ordinary Shares Grants

On February 28, 2022, the Company’s board approved a grant of 1,600,000 Class B Ordinary Shares to its management as compensation cost for awards. The fair value of the restricted shares was $1,694,000 based on the fair value of share price $1.06 at February 28, 2022. These restricted shares vested immediately on the grant date. All granted shares under this plan are issued and outstanding on February 28, 2022.

On March 9, 2023, the Company’s board approved a grant of 3,000,000 restricted shares to its management as compensation cost for awards. The fair value of the restricted shares was $3,025,000 based on the fair value of share price $1.01 at March 9, 2023. These restricted shares vested immediately on the grant date. All granted shares under this plan are issued and outstanding on March 9, 2023.

On February 26, 2024, the Company’s board approved a grant of 12,900,000 restricted shares to its management as compensation cost for awards. The fair value of the restricted shares was $2,130,000 based on the fair value of share price $0.17 at February 26, 2024. These restricted shares vested immediately on the grant date. All granted shares under this plan are issued and outstanding on August 1, 2024.

Plan of Distribution

AC Sunshine Securities LLC, or ACSS, has agreed to act as our exclusive placement agent on a reasonable best efforts basis in connection with this offering subject to the terms and conditions of a placement agent agreement, dated [●], 2025 between ACSS and us. The placement agent is not purchasing or selling any shares in this offering, nor is it required to arrange for the purchase and sale of any specific number or dollar amounts of such securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities offered hereby. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. The placement agent may engage sub-agents or selected dealers to assist with this offering. The placement agent agreement will provide certain representations, warranties and covenants, including indemnifications, from us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the placement agent agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the shares will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to five percent (5.0%) of the gross proceeds in this offering from sales arranged for by the placement agent.

Subject to certain conditions, we have also agreed to pay the following expenses relating to this offering: (a) all filing fees and expenses relating to the registration with the SEC of the securities sold in this offering; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on the Nasdaq Stock Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the placement agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be placement agent’s counsel) unless such filings are not required in connection with the Company’s proposed listing with Nasdaq; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the placement agent may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the placement agent; (h) the fees and expenses of the Company’s accountants; and (i) reasonable legal fees and disbursements for placement agent’s counsel. The maximum amount of above-mentioned fees and expenses shall not exceed $170,000.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our ordinary shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Expenses Relating To This Offering

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	6,014
Legal Fees and Expenses	243,571
Accounting Fees and Expenses	82,100
Miscellaneous Expenses	220,000
Total Expenses	$551,685

Description of Securities

We (Recon Technology, Ltd) are a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our Fourth Amended and Restated Memorandum and Articles of Association, the Companies Act (as revised) of the Cayman Islands, which is referred to as the Companies Act below, and the laws of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

Our authorized share capital consists of US$58,000 divided into 500,000,000 Class A ordinary shares of a nominal or par value of US$0.0001 each and 80,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 each. As of the date of this prospectus, 7,987,959 Class A ordinary shares and 20,000,000 Class B ordinary shares are issued and outstanding. We have issued and outstanding 4,456 options from our share option pool.

Ordinary Shares

Holders of Class A Ordinary Shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors and auditor. Holders of Class B Ordinary Shares are entitled to cast fifteen votes on all matters submitted to a vote of shareholders, including the election of directors and auditor. The holders of all ordinary shares are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred shares. Such holders do not have any preemptive rights to subscribe for additional shares. All holders of ordinary shares are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to any preference of any then authorized and issued preferred shares. All outstanding ordinary shares are fully paid and non-assessable.

On March 29, 2024, the Company held its annual meeting, at which the Company’s shareholders approved (i) a capital increase to the authorised share capital by the creation of 350,000,000 additional Class A Shares with a nominal or par value of US$0.0925 each and 60,000,000 Class B ordinary shares with a nominal or par value of US$0.0925 each; (ii) a share consolidation or reverse share split of only the Class A Shares, at a ratio of one-for-eighteen (the “2024 Reverse Share Split”), such that there were then 27,694,610.80 Class A Shares with a nominal or par value of US$1.67 (together with 60,000,000 Class B ordinary shares with a nominal or par value of US$0.0925 each); (iii) a subsequent share subdivision of all shares at a ratio of 1:17,349.9459 into 480,500,000,000 Class A Shares with a nominal or par value of US$0.0001 each and 56,000,000,000 Class B ordinary shares with a nominal or par value of US$0.0001 each; and (iv) a final capital reduction by the cancellation of 480,000,000,000 unissued Class A Shares and the cancellation of 55,920,000,000 unissued Class B ordinary shares, such that the final authorized share capital of the Company, following each of the above stages was amended from: US$15,725,000 divided into 150,000,000 Class A ordinary shares of a nominal or par value of US$0.0925 each, and 20,000,000 Class B ordinary shares of a nominal or par value of US$0.0925 each, to: US$58,000 divided into 500,000,000 Class A Shares of a nominal or par value of US$0.0001 each and 80,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 each (collectively, the “Capital Amendment”). No fractional ordinary shares were issued to any shareholders in connection with the Capital Amendment. Each shareholder will be entitled to receive one ordinary share in lieu of the fractional share that would have resulted from the Capital Amendment.

Preferred Shares

Pursuant to our Articles and Cayman Islands law, our Company may by Special Resolution establish one or more series of preferred shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the Special Resolution. Any preferred shares issued will include restrictions on voting and transfer intended to avoid having us constitute a “controlled foreign corporation” for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us. The issuance of preferred shares could also adversely affect the voting power of the holders of the ordinary shares deny shareholders the receipt of a premium on their ordinary shares in the event of a tender or other offer for the ordinary shares and have a depressive effect on the market price of the ordinary shares.

Class B ordinary shares

Under the Fourth Amended and Restated Memorandum and Articles of Association of the Company, each Class B ordinary share is convertible into one-eighteenth (1/18) of one Class A Share at any time by the holder. The number of Class B ordinary shares held by a holder will be automatically and immediately converted into corresponding number of Class A Shares in the ratio of 1/18 upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B ordinary shares by the holder. Furthermore, Class A Shares are not convertible into Class B ordinary shares under any circumstances. Finally, except for voting rights and conversion rights as set forth in the Fourth Amended and Restated Memorandum and Articles of Association of the Company, the Class A Shares and the Class B ordinary shares shall have the same rights, preferences, privileges and restrictions.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. An ordinary resolution is a resolution that must be approved by holders of a majority of outstanding voting shares to become effective. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	in many circumstances, sub-divide our existing shares, or any of them, into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share form which the reduced share is derived; and

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by Special Resolution and subject to the provisions of Cayman Islands law, carry out a capital reduction. Our Articles of Association provide that a Special Resolution is also required to reduce any capital redemption reserve fund. A special resolution is a resolution that must be approved by holders of more than two-thirds (2/3) of the outstanding voting shares to become effective, provided, however a company’s Articles of Association may impose a higher threshold. Our Articles of Association require that Special Resolutions receive at least two-thirds (2/3) approval.

Corporate Governance

•	We have adopted NASDAQ-mandated corporate governance measures, including a Board of Directors comprised of a majority of independent directors. We have established an Audit Committee, a Nominating Committee and a Compensation Committee, and each committee is comprised solely of independent directors. We have also adopted a Code of Ethics and have taken other steps to ensure proper corporate governance.

•	Under Cayman Islands law, our Directors have a fiduciary duty to the Company. They have a duty to act in good faith in their dealings with or on behalf of our company and exercise their powers and fulfill the duties of their office honestly. These duties have four essential elements: (i) a duty to act in good faith in the best interests of the Company; (ii) a duty not to personally profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise the powers of a director for the purpose for which such powers were intended.

•	Cayman Islands law and our Articles of Association provide that shareholders may approve matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

•	Cayman Islands law and our Articles of Association allow our shareholders holding not less than ten percent (10%) of the paid up voting share capital of the Company to requisition a shareholder’s meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles of Association require us to call such meetings.

•	Under our Articles of Association, directors can be removed with cause or by a special resolution (being the vote of holders of a two thirds majority of our shares), cast at a general meeting, or the unanimous written resolution of all shareholders.

•	All material related party transactions must be approved by our board of directors. Such material related party transactions must be made or entered into on bona fide terms in the best interests of the Company and not with the effect of constituting a fraud on the minority shareholders.

•	Under the Companies Act of the Cayman Islands and our Articles of Association, our Company may be voluntarily dissolved, liquidated or wound up only by the vote of holders of two-thirds of our shares voting at a meeting or by ordinary resolutions at a meeting if the Company is no longer able to pay its debts as they fall due or in each case by the unanimous written resolution of all shareholders. In addition, our Company may be wound up by the Grand Court of the Cayman Islands if the Company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company be wound up.

•	Our Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from fraud, willful neglect or default of such directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

•	There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

•	Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our Memorandum and Articles of Association. However, we will provide our shareholders with annual audited consolidated financial statements.

Anti-takeover Effects

•	Our board of directors is divided into three (3) classes of directors. The current terms of the directors expire in 2023, 2024 and 2025. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the shareholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our shareholders.

•	As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting.

•	A plan of merger or consolidation must be approved by (i) a shareholder resolution of each constituent company by a special resolution (being a 2/3rd majority).

•	When a take-over offer is made and accepted (within four (4) months) by holders of not less than 90% of the shares affected, the offeror may, within a two (2) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights.

•	Under Cayman Islands law and our Articles of Association, if at any time the share capital is divided into more than one class of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the shareholders of two thirds (2/3) of the issued shares of that class or with the sanction of a resolution passed by not less than two thirds (2/3) of such holders of the shares of that class.

•	As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by way of a Special Resolution with the vote of holders of two-thirds (2/3) of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Stock Option Plan

As of the date of this prospectus, there were outstanding options to purchase 4,456 of ordinary shares issued out of our share option pool.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “RCON”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC located in 18 Lafayette Place, Woodmere, New York 11598 U.S. Our transfer agent’s phone number is +1 (212) 828-8436.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants offered together with the Shares hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Computershare Limited, as warrant agent, and the form of Common Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Common Warrant.

Exercisability. The Common Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Shares purchased upon such exercise. The Company will make its best effort to maintain an effective registrations statement registering the issuance of Shares underlying the warrants under the Securities Act. If such a registration is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole Share purchasable upon exercise of the Common Warrants is $[●] per share, which is 100% of the public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Shares, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Common Warrants.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our Shares, the holder of a Common Warrant does not have the rights or privileges of a holder of our Shares, including any voting rights, until the holder exercises the Common Warrant.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (28 Liberty St. New York, NY 10005) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

We have been advised by Campbells LLP, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the Cayman Islands. We have also been advised by Campbells LLP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the Cayman Islands under the common law doctrine of obligation. A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

Legal Matters

Kaufman & Canoles, P.C., Richmond, Virginia is acting as counsel to our company regarding U.S. securities law matters. The validity of the securities being offered herein is being passed upon for us by Campbells LLP, Grand Cayman, Cayman Islands. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Kaufman & Canoles, P.C. may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law and on Campbells LLP with respect to matters governed by Cayman law.

VCL Law LLP is acting as counsel to the underwriter with respect to U.S. securities law. Certain legal matters as to PRC law will be passed upon for the underwriter by Allbright Law Offices (Fuzhou). VCL Law LLP may rely upon Allbright Law Offices (Fuzhou) with respect to matters governed by PRC law.

Experts

The financial statements incorporated by reference in this prospectus for the year ended June 30, 2022 have been audited by Friedman LLP. The financial statements incorporated by reference in this prospectus for the years ended June 30, 2023 and June 30, 2024 have been audited by Enrome LLP. Both independent registered public accounting firms, as set forth in their reports thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in Registrant’s Certifying Accountant

On August 22, 2023, we appointed Enrome LLP (“Enrome”) as its independent registered public accounting firm, effective on the same day. Enrome replaced Marcum Asia CPAs LLP (“Marcum Asia”), our former independent registered public accounting firm, which we dismissed on August 22, 2023. The appointment of Enrome was made after careful consideration and evaluation process by the Company and has been approved by the audit committee of our board of directors. Our decision to make this change was not the result of any disagreement between the Company and Marcum Asia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the two most recent fiscal years ended June 30, 2021 and 2022 and any subsequent interim period prior to engaging Enrome, neither the Company nor anyone on its behalf consulted Enrome regarding either (i) the application of accounting principles to any proposed or completed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Enrome concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 16F(a)(1)(iv) of Form 20-F and the related instructions to Item 16F of Form 20-F) or any reportable events as described in Item 16F(a)(1)(v) of Form 20-F.

Previously, on February 7, 2023, the Company’s board of directors determined and ratified the audit committee’s approval of the proposed appointment of Marcum Asia as the Company’s independent registered public accounting firm. The services previously provided by Friedman were then provided by Marcum Asia up until its dismissal on August 22, 2023.

The Company was notified by Friedman, the Company’s then independent registered public accounting firm, that effective September 1, 2022, Friedman combined with Marcum LLP and continued to operate as an independent registered public accounting firm. Friedman continued to serve as the Company’s independent registered public accounting firm through February 1, 2023. On February 1, 2023, the audit committee approved the engagement of Marcum Asia to serve as the independent registered public accounting firm of the Company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Information Incorporated By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on October 30, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on November 27, 2020, June 16, 2021, February 8, 2023, March 20, 2023, March 24, 2023, April 4, 2023; April 28, 2023, June 2, 2023, August 25, 2023, October 27, 2023, December 15, 2023, February 5, 2024, February 13, 2024, April 2, 2024, April 25, 2024, April 29, 2024, May 23, 2024, June 28, 2024, October 9, 2024, and March 31, 2025; and

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A/A filed on June 14, 2021 and as it may be further amended from time to time.

To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Recon Technology, Ltd

Room 601, No.1 Shui’an South Street

Chaoyang District, Beijing, 100107

People’s Republic of China

+86 (10) 8494-5799

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Where You Can Find Additional Information

We will file with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

RECON TECHNOLOGY, LTD

PROSPECTUS

_______, 2025

Placement Agent

AC Sunshine Securities LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, the Registrant may indemnify its directors, officers, and their heirs, executors, administrators and personal representatives against all actions, proceedings costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done or omitted in the course of their duty. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant, without fraud, willful neglect or default and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since June 14, 2021, up to the date of this registration statement) which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On June 14, 2021, the Company and certain institutional investors (the “Purchasers”) entered into that certain securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such Purchasers an aggregate of 6,014,102 Class A ordinary shares, par value $0.0925 per share and 2,800,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase Class A Shares in a registered direct offering, and warrants to purchase up to 8,814,102 Class A Shares in a concurrent private placement, for gross proceeds of approximately $55.0 million before deducting the placement agent’s fees and other offering expenses in an aggregate amount of $4.7 million.

On March 15, 2023, the Company and certain institutional investors (the “Purchasers”) entered into that certain securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such Purchasers an aggregate of 8,827,500 Class A ordinary shares, par value $0.0925 per share and 1,175,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase Class A Shares in a registered direct offering, and warrants to purchase up to 10,002,500 Class A Shares in a concurrent private placement, for gross proceeds of approximately $8.0 million before deducting the placement agent’s fees and other estimated offering expenses.

On December 14, 2023, Company entered into a Warrant Purchase Agreement with certain accredited investors (the “Sellers”) pursuant to which the Company agreed to buy back an aggregate of 17,953,269 warrants (the “Warrants”) from the Sellers, and the Sellers agreed to sell the Warrants back to the Company. These Warrants were sold to these Sellers in two previous transactions that closed on June 16, 2021, and March 14, 2023. The purchase price for each Warrant is $0.25, and the terms of each Warrant Purchase Agreement are substantially identical.

The privately placed securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On January 31, 2024, Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell securities to various purchasers (the “Purchasers”) in a private placement transaction (the “Private Placement”). Pursuant to the Securities Purchase Agreement, the Company agreed to transfer, assign, set over and deliver to the Purchasers and the Purchasers agree, severally and not jointly, to acquire from the Company in the aggregate 100,000,000 of the Company’s Class A ordinary shares (the “Shares”) at USD$0.11 per share for USD$11,000,000.

The Shares are being sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Each Purchaser understands that the Shares have not been registered under the Securities Act. Such Purchaser will not sell or otherwise dispose of the Shares without registration under the Securities Act, and under applicable state securities or “Blue Sky” laws, or pursuant to an exemption therefrom. No placement agent was involved in the Private Placement.

Item 8. Exhibits

Exhibit No.	Description
1.1.1	Second Amended and Restated Articles of Association of the Registrant
1.1.2	Second Amended and Restated Memorandum of Association of the Registrant
1.1.3	Third Amended and Restated Articles of Association of the Registrant
1.1.4	Third Amended and Restated Memorandum of Association of the Registrant
1.1.5	Fourth Amended and Restated Articles of Association of the Registrant
1.1.6	Fourth Amended and Restated Memorandum of Association of the Registrant
1.2	Specimen Certificate
2.1	Form of Placement Agent Agreement
2.2	Form of Common Warrant
4.1	2024 Equity Incentive Plan
4.2	Translation of Amended and Restated Exclusive Equity Interest Purchase Agreement dated April 1, 2019 among Recon Hengda Technology (Beijing) Co., Ltd., Beijing BHD Petroleum Technology Co., Ltd. and Fan Zhang, Shenping Yin, Donglin Li, Zhiqiang Feng and Guangqiang Chen (previously filed)
4.3	Translation of Amended and Restated Equity Interest Pledge Agreement dated April 1, 2019 between Recon Hengda Technology (Beijing) Co., Ltd. and Fan Zhang, Shenping Yin, Donglin Li, Zhiqiang Feng and Guangqiang Chen about Beijing BHD Petroleum Technology Co., Ltd. (previously filed)
4.4	Translation of Exclusive Technical Consulting Service Agreement dated April 1, 2019 between Recon Hengda Technology (Beijing) Co., Ltd. and Nanjing Recon Technology Co., Ltd. (previously filed)
4.5	Translation of Amended and Restated Exclusive Equity Interest Purchase Agreement dated April 1, 2019 among Recon Hengda Technology (Beijing) Co., Ltd., Nanjing Recon Technology Co., Ltd. and Shenping Yin, Guangqiang Chen and Degui Zhai (previously filed)
4.6	Translation of Amended and Restated Equity Interest Pledge Agreement dated April 1, 2019 between Recon Hengda Technology (Beijing) Co., Ltd. and Shenping Yin, Guangqiang Chen and Degui Zhai about Nanjing Recon Technology Co., Ltd. (previously filed)
4.7	Translation of Amended and Restated Exclusive Technical Consulting and Service Agreement dated April 1, 2019 between Recon Hengda Technology (Beijing) Co., Ltd. and Beijing BHD Petroleum Technology Co., Ltd. (previously filed)
4.8	Translation of Power of Attorney for rights of Li Donglin in Beijing Baihengda Petroleum Technology (previously filed)
4.9	Translation of Amended and Restated Power of Attorney for rights of Chen Guangqiang in Beijing Baihengda Petroleum Technology (previously filed)
4.10	Translation of Power of Attorney for rights of Zhang Fan in Beijing Baihengda Petroleum Technology (previously filed)
4.11	Translation of Power of Attorney for rights of Feng Zhiqiang in Beijing Baihengda Petroleum Technology (previously filed)
4.12	Translation of Amended and Restated Power of Attorney for rights of Yin Shenping in Beijing Baihengda Petroleum Technology
4.13	2021 Equity Incentive Plan
4.14	2015 Equity Incentive Plan
5.1	Opinion of Campbells LLP*
8.1	List of subsidiaries of the Company
11.1	Code of Ethics of the Company
16.1	Letter of Friedman LLP to the U.S. Securities and Exchange Commission dated February 8, 2023
16.2	Letter of Marcum Asia CPAs LLP to the U.S. Securities and Exchange Commission dated August 25, 2023
23.1	Consent of Enrome LLP*
23.2	Consent of Campbells LLP (included in Exhibit 5.1)*
23.3	Consent of Jingtian & Gongcheng*
23.4	Consent of Friedman LLP*
24.1	Power of Attorney* (included on signature page of this registration statement)
107	Filing Fee Table

* Filed herein.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 29, 2025.

RECON TECHNOLOGY, LTD

By:	/s/ Shenping Yin
Name:	Shenping Yin
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jia Liu
Name:	Jia Liu
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Yin Shenping and Jia Liu as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Shenping Yin	Chief Executive Officer and Director	April 29, 2025
Shenping Yin	(Principal Executive Officer)

/s/ Jia Liu	Chief Financial Officer and Director	April 29, 2025
Jia Liu	(Principal Accounting and Financial Officer)

/s/ Ketong Chen	Authorized Representative in the United States	April 29, 2025
Ketong Chen

/s/ *	Chief Technology Officer and Director (Chairman)	April 29, 2025
Guangqiang Chen

/s/ *	Director	April 29, 2025
Zhongchen Hu

/s/ *	Director	April 29, 2025
Jijun Hu

/s/ *	Director	April 29, 2025
Nelson N.S. Wong

/s/ *	Director	April 29, 2025
Yonggang Duan

* By Shenping Yin, Attorney-in-Fact